UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUSQUEHANNA BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

March 16, 2007

TO OUR SHAREHOLDERS:

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Friday, April 27, 2007. At the meeting, you will be asked to elect five members for the coming three years to the Board of Directors’ Class of 2010. We will also report on Susquehanna’s 2006 business results and other matters of interest to shareholders.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card and instructions for voting and Susquehanna’s 2006 Annual Report.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the meeting. A recent bank or brokerage account statement are examples of proof of ownership.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided. Shareholders attending the Annual Meeting in person may vote in person, even if they have previously voted by proxy. If you are unable to attend the Annual Meeting in person, you can listen to the meeting by live webcast, or on replay, by following the instructions on the opposite side of this letter.

Your vote is very important. Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Using the Internet or telephone helps save us money by reducing postage and proxy tabulation costs.

I look forward to seeing you at the meeting.

Sincerely,

William J. Reuter
Chairman of the Board, President
and Chief Executive Officer

WEBCAST DIRECTIONS

You are cordially invited to listen to the Susquehanna Bancshares, Inc. 2007 Annual Meeting of Shareholders webcast live via the Internet on Friday, April 27, 2007, beginning at 10:00 a.m. Eastern time. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. The webcast will not enable you to ask questions or to vote your Susquehanna shares.

The webcast may be viewed on Susquehanna’s website at http://www.susquehanna.net. The event may be accessed by clicking on “Investor Relations” at the bottom of the page, and following the Annual Meeting webcast link. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the website at the same address through June 27, 2007.

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

March 16, 2007

NOTICE OF ANNUAL MEETING

On Friday, April 27, 2007, Susquehanna Bancshares, Inc. will hold its 2007 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

At the meeting we will:

1.	Elect five members for the coming three years to the Board of Directors’ Class of 2010; and

2.	Attend to other business properly presented at the meeting.

The Board of Directors recommends that you vote in favor of the director nominees presented in this Proxy Statement.

Only shareholders of record of Susquehanna common stock at the close of business on Thursday, March 1, 2007, may vote at the Annual Meeting. In the event the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the meeting we will also report on Susquehanna’s 2006 business results and other matters of interest to shareholders.

A copy of Susquehanna’s 2006 Annual Report is also enclosed. The approximate date of mailing of the enclosed Proxy Statement and proxy card is March 16, 2007.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

Lititz, Pennsylvania

March 16, 2007

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This Proxy Statement and our 2006 Annual Report are available in the Investor Relations section of our website at http://www.susquehanna.net. You may access this material by choosing the “Investor Relations” button at the bottom of the page, and then selecting “Filings and Reports” from the items listed in the Investor Relations section, or by visiting this page directly at http://www.snl.com/interactive/IR/docs.asp?iid=100457. The information on our website is not part of our Proxy Statement. References to our website in this Proxy Statement are intended to serve as inactive textual references only.

If you are a shareholder of record, you can choose this option and save Susquehanna the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. You can also choose between paper documents and electronic access by calling us toll free at 1-888-400-9866 and asking a customer service representative for extension 56204 or 56305 in Susquehanna’s Stock Administration Department.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call us (at the phone number and extensions listed above) and tell us otherwise. You do not have to elect Internet access each year.

If you hold your common stock through a broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Susquehanna Bancshares, Inc.

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

PROXY STATEMENT

March 16, 2007

On Friday, April 27, 2007, Susquehanna Bancshares, Inc. will hold its 2007 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Directions to the Hershey Lodge and Convention Center appear on the proxy card included with this Proxy Statement.

This Proxy Statement, which contains information and a proxy card relating to the Annual Meeting, was prepared under the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting (or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law) and will be mailed to our shareholders on or about March 16, 2007.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Shareholders of record of our common stock at the close of business on Thursday, March 1, 2007 are entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting scheduled in accordance with Pennsylvania law. As of March 1, 2007, 52,135,489 shares of our common stock, par value $2.00 per share, were issued and outstanding and entitled to vote at the Annual Meeting.

How may I gain entry to the Annual Meeting?

An admission ticket, which is required for entry into the Annual Meeting, is attached to the proxy card included with this Proxy Statement. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the Annual Meeting. A recent bank or brokerage account statement are examples of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Susquehanna shareholder.

What am I voting on?

At the meeting, you will be asked to:

•	elect five members for the coming three years to the Board of Directors’ Class of 2010; and

•	attend to any other business properly presented at the meeting.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees to serve as Director.

If I do not attend the Annual Meeting, what methods may I use to vote?

Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Internet and telephone voting will provide proxy holders the same authority to vote your Shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce our proxy-related first-class postage expenses. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

What is a Proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Samuel G. Reel, Jr. and Thomas R. Diehl have been designated as proxies for our 2007 Annual Meeting of Shareholders.

All shares represented by valid proxies will be voted in the manner specified in those proxies.

How can I vote?

To vote by using your proxy card, sign and return your proxy card using the envelope provided with this Proxy Statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by our Board of Directors.

You may also choose to vote by telephone, or by using the Internet.

How do I vote using the Internet?

•

If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions provided on the voting instruction form that you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your shares over the Internet by directing your Internet browser to https://www.voteproxy.com and following the on-screen instructions. You will need the control number that appears on your proxy card to vote when using this web page.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Internet voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on April 26, 2007. You may also choose to vote by telephone, or by using your proxy card.

How do I vote by telephone?

•

If your Shares are held in the name of a broker, bank or other nominee, you may vote your Shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you receive from such broker, bank or other nominee.

•

If your Shares are registered in your name, you may vote your Shares over the telephone by accessing the telephone voting system toll-free at 1-800-776-9437 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call.

Telephone voting facilities for our shareholders of record will close at 11:59 p.m. Eastern time on April 26, 2007. You may also choose to vote by using the Internet, or by using your proxy card.

How many votes may I cast?

In connection with the election of the directors, you are entitled to cast one vote for each share held by you for each candidate nominated, but may not cumulate your votes in favor of a particular candidate. Votes may be cast in favor of or withheld with respect to each candidate nominated.

What vote is required to approve each item on the agenda?

The Director nominees will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

What is a quorum?

A quorum of the holders of the outstanding Shares must be present for the Annual Meeting to be held. A “quorum” is the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be acted on at the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If the Annual Meeting cannot be organized because a quorum is not present, the shareholders present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those shareholders who attend or participate at the second of such adjourned meetings shall constitute a quorum for the purpose of electing directors, even if less than a majority of shareholders.

How are votes, abstentions and broker non-votes counted?

Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers may exercise such discretionary authority with respect to the election of directors. As a result, where brokers submit proxies but are otherwise prohibited and thus must refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be included in determining whether a quorum is present, but will have no effect in the outcome of such matters other than having the effect of reducing the number of required affirmative votes when a majority of the votes cast by all shareholders entitled to vote is required for approval of such matters.

As to all other matters properly brought before the meeting, the affirmative vote of a majority of votes cast by all shareholders entitled to vote will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of our Articles of Incorporation or Bylaws, a different vote is required. Any broker non-votes will be counted for purposes of determining whether a quorum is present but will not have an effect on the outcome of a matter being voted upon other than having the effect of reducing the number of required affirmative votes when a majority of the votes cast by all shareholders entitled to vote is required for approval. Abstentions on such matters will have the same effect as broker non-votes.

May I change my mind after voting by proxy?

Proxies are voted at the Annual Meeting. You can revoke your proxy at any time before it is voted, and your last vote is the vote that will be counted. If you are a shareholder of record, you can write to our Corporate Secretary, Attn: Lisa Cavage, P.O. Box 1000, 26 North Cedar Street, Lititz, PA 17543-7000, stating that you wish to revoke your proxy and requesting another proxy card. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by voting again over the

Internet or by telephone. If you attend the meeting, you must request a revocation of your submitted proxy and vote by ballot to revoke your proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

Who will count the vote?

American Stock Transfer & Trust Company, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

What does it mean if I get more than one proxy card?

If your Shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your Shares are voted.

What if I submit a proxy without specifying how to vote?

Unless you otherwise specify in the proxy, your proxy will be voted FOR the election of the persons nominated for directors by our Board of Directors. Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your direction.

What if I am a participant in a Susquehanna direct purchase plan?

If you are a participant in the Investors Choice, Dividend Reinvestment & Direct Stock Purchase and Sale Plan for our common stock, shares held in your account in the plan will be voted in accordance with your instructions. The plan’s administrator is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

If you are an employee participant in our Employee Stock Purchase Plan, shares held in your account in the plan will be voted in accordance with your instructions. The plan’s custodian is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

Who may solicit proxies on Susquehanna’s behalf?

Our directors, officers and employees may also solicit proxies from our shareholders. These persons will not receive any additional compensation for their efforts to this end. We will request that the Notice of Annual Meeting, this Proxy Statement, the proxy card and related materials, if any, be forwarded to beneficial owners. To this end, we expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. We will bear the costs of all such solicitations.

Will any business be conducted at the Annual Meeting other than as specified above?

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting or any adjournments of the meeting, the persons named in your proxy will have the discretion to vote or act on such matters according to their best judgment.

What are the deadlines for Shareholder proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for Shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. All proposals and notifications should be addressed to the Corporate Secretary. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by our Corporate Secretary not later than December 29, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND HOLDINGS OF MANAGEMENT

The number of shares of our common stock deemed to be beneficially owned by each person we know to be the beneficial owner of at least five percent of our common stock, each director, each nominee for election to the office of director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees and executive officers as a group as of February 23, 2007, is set forth in the following table. On February 23, 2007, the directors, nominees and executive officers, taken together as a group, beneficially owned 3.27% of our outstanding common stock (based on the number of shares outstanding on February 23, 2007 (52,106,498) and options which are exercisable or will become exercisable on or before April 24, 2007 (426,047).

Name of Beneficial Owner	Number of Shares Owned(1)	Options Exercisable Within 60 days	Total Beneficial Ownership of Susquehanna Common Stock	Percent of Shares Outstanding
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,304,658	—	3,304,658	6.34%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	3,407,940	—	3,407,940	6.54%

Directors and Named Executive Officers

Wayne E. Alter, Jr.(2)	50,000	9,750	59,750	*
James G. Apple(2)	27,302	16,750	44,052	*
John M. Denlinger(2)	56,855	16,500	73,355	*
Gregory A. Duncan	25,509	—	25,509	*
Bernard A. Francis, Jr.	6,447	6,700	13,147	*
Owen O. Freeman, Jr.(3)	90,383	9,750	100,133	*
Henry H. Gibbel(4)	555,979	18,750	574,729	1.10%
T. Max Hall	15,806	18,000	33,806	*
Bruce A. Hepburn(5)	15,849	5,250	21,099	*
Donald L. Hoffman(2)(6)	26,789	—	26,789	*
Drew K. Hostetter	14,326	49,230	63,556	*
Russell J. Kunkel(7)	13,652	4,500	18,152	*
Guy W. Miller, Jr.	14,865	6,750	21,615	*
Michael A. Morello(8)	191,352	—	191,352	*
E. Susan Piersol	2,000	4,500	6,500	*
Michael M. Quick	18,422	21,950	40,372	*
William J. Reuter	28,378	61,950	90,328	*
M. Zev Rose	25,500	5,250	30,750	*
Roger V. Wiest	45,000	12,000	57,000	*
William B. Zimmerman(2)(9)	10,484	9,750	20,234	*
All Directors, Nominees and Executive Officers as a Group (27 individuals)	1,278,868	426,047	1,704,915	3.27%

*	Less than one percent
(1)

Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated or jointly with spouse or children living in the same household, individually by the spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household. Shareholding information for Barclays Global Investors, NA and Dimensional Fund Advisors LP is based on information included in the respective Schedule 13G/A filed by each with the

Securities and Exchange Commission. Shareholding information for our directors and officers is based on information contained in our records and on information received from each director and officer.
(2)	Nominee for three year term to the Class of 2010.
(3)	Mr. Freeman has sole beneficial ownership with respect to 85,306 shares. In addition, he shares beneficial ownership of 5,077 shares with children and grandchildren.
(4)	Mr. Gibbel has sole beneficial ownership with respect to 151,412 shares and shares beneficial ownership with his wife with respect to 25,000 shares. Mr. Gibbel’s wife has sole beneficial ownership of 14,000 shares. Mr. Gibbel is also an officer and director of the Gibbel Foundation, Inc., Penn Charter Mutual Insurance Co. and Lititz Mutual Insurance Co. These three organizations hold 7,030 shares, 28,125 shares and 330,412 shares, respectively, to which Mr. Gibbel disclaims beneficial ownership.
(5)	Mr. Hepburn has sole beneficial ownership of 10,506 shares. In addition, he shares beneficial ownership of 4,218 shares which are held in a family trust. Mr. Hepburn disclaims beneficial ownership of 1,125 shares held by his mother-in-law.
(6)	Mr. Hoffman has sole beneficial ownership with respect to 5,960 shares. Mr. Hoffman shares beneficial ownership with respect to 4,155 shares held in a trust. In addition, 10,599 shares are held by Roy L Hoffman & Sons, Inc., of which Mr. Hoffman is President, and 6,075 shares are held by Roy L. Hoffman & Sons, Inc. Profit Sharing Trust, of which Mr. Hoffman is Trustee.
(7)	Mr. Kunkel shares beneficial ownership with respect to 13,652 shares held in a trust.
(8)	Mr. Morello has sole beneficial ownership with respect to 93,666 shares. Mr. Morello’s wife has sole beneficial ownership of 36,448 shares and 57,352 shares held as custodian for minor children. In addition, 3,886 shares are held by Stardust Development Company, LLC for which Mr. Morello is the owner.
(9)	Mr. Zimmerman has sole beneficial ownership with respect to 8,396 shares. Mr. Zimmerman’s wife has sole beneficial ownership of 655 shares. In addition, 409 shares are held by Zimmerman’s Hardware and Supply Company, Inc., of which Mr. Zimmerman is the Chief Executive Officer, and 1,024 shares are held by Zimmerman’s American Hardware, of which Mr. Zimmerman is a partner.

ELECTION OF DIRECTORS

General

Our Board of Directors is classified into three classes, one of which is elected each year to serve a term of three years. Directors of each class hold office until the expiration of the term for which they were elected and their successors have qualified or until the annual meeting following their attaining the age of 72 years.

The Board currently consists of 15 directors. T. Max Hall, a current member of the Class of 2007, will not stand for re-election and Owen O. Freeman, Jr., a current member of the Class of 2008, will not stand for re-election, as each of them will attain the age of 72 prior to the annual meeting and will thus no longer be eligible to serve on our Board. The Board has decided to fill the vacancy left by Mr. Hall’s departure, but not the vacancy left by Mr. Freeman’s departure. Donald L. Hoffman has been nominated by the Board, at the recommendation of the Nominating and Corporate Governance Committee of the Board, for election to the Board as a member of the Class of 2010. Following the departure of Mr. Hall and Mr. Freeman and the election of Mr. Hoffman, our Board will consist of 14 members.

At the Annual Meeting, five persons will be elected to the Class of 2010. The candidates nominated to each respective class who receive the highest number of votes among nominees in that class will be elected. You are entitled to cast one vote for each share held by you for each of the five candidates to the Class of 2010. You are not entitled to cumulate your votes.

Nomination Criteria

The Nominating and Corporate Governance Committee has determined that no one single criteria should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In evaluating an individual’s “skills set,” the committee considers a variety of factors, including, but not limited to, the potential nominee’s background and education, his or her general business experience, and whether or not he or she has any experience in the banking industry. The Nominating and Corporate Governance Committee also considers whether a potential nominee resides or does business in the geographic areas in which we operate, and whether or not a potential nominee has had any prior experience serving on one of our subsidiary boards of directors.

Nominees

Upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board of Directors has nominated five persons to the Class of 2010.

The Class of 2010 nominees are as follows:

•

Wayne E. Alter. Mr. Alter, 55, has served as one of our Directors since 2001, and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. Mr. Alter is the President and Chief Executive Officer of Dyna Corp., a real estate development and management company, and a Managing Member of each of Equinox Properties, LLC; Fountain Vista, LLC; Quest One LLC; Kensington LLC; Collegiate Acres, LLC; Black Rock Meadows, LLC; and Kensington Commercial Center, LLC, each of which is a real estate management and ownership company.

•

James G. Apple. Mr. Apple, 71, has served as one of our Directors since 1992 and is a member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Apple is the President of Butter Krust Baking Co., Inc., a subsidiary of Sara Lee Corporation.

•

John M. Denlinger. Mr. Denlinger, 67, has served as one of our Directors since 1985 and is a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Denlinger is currently retired. He is the former Division Manager of Denlinger Building Materials, a Division of Carolina Holdings, Inc., a building material manufacturer, and the former President of Denlinger, Inc., which was also a building material manufacturer.

•

Donald L. Hoffman. Mr. Hoffman, 65, has served as one of the directors of the board of directors of our subsidiary, Susquehanna Bank (including its predecessors) since 1978 and is the Chairman of the audit committee of the bank’s board of directors. He is the President and Chief Executive Officer of Roy L. Hoffman & Sons, Inc. (which operates wholesale and retail meat, catering and self-storage divisions) and Security Road, LLC (wholesale and retail meat facilities).

•

William B. Zimmerman. Mr. Zimmerman, 70, has served as one of our Directors since 2001. Mr. Zimmerman is the President and Chief Executive Officer of Zimmerman’s Hardware & Supply Co., Inc., a hardware store.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Nominations by Shareholders

The Board’s Nominating and Corporate Governance Committee has adopted a formal policy for shareholders to recommend nominees to the Board. Under that policy, the committee will review nominations made by shareholders prior to December 31st in the year preceding the applicable annual meeting, and evaluate and consider such shareholder nominations using the same criteria as used for nominations submitted by company management or board members, as described above. In making the evaluation, the committee may seek additional information on the nominee from either the nominee or the shareholder making the nomination.

Our Bylaws provide that at each Annual Meeting, any holder of our common stock may make additional nominations for election to the Board of Directors. Each nomination must be made in accordance with our Bylaws and preceded by a notification made in writing and delivered or mailed to our President not less than 14 days prior to the Annual Meeting. The notification must contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of our capital stock that will be voted by the notifying shareholder for the proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of shares of our capital stock owned by the notifying shareholder.

In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Board of Directors’ nominees. In the event any of the nominees should become unavailable, the proxies will be voted for those substitute nominee(s) chosen by the Board. The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve.

Biographical Summaries of Current Directors and Director Nominees

The name and age of each current director and director nominee, as well as their business experience (including their principal occupation and the period during which he or she has served as our director), are set forth in the following table:

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
Wayne E. Alter, Jr.(1)	55	President and Chief Executive Officer, DynaCorp, Inc. (Real Estate Development and Management Company); Managing Member of each of Equinox Properties LLC, Fountain Vista, LLC, Quest One LLC, Kensington LLC, Collegiate Acres LLC, Black Rock Meadows, LLC and Kensington Commercial Center, LLC (Real Estate Ownership and Management Companies); Former Chairman and Chief Executive Officer, Dynamark Security Centers, Inc. (Security Company); Former President and Chief Executive Officer, WEA Enterprises, Inc. (Aviation Business); and Former Managing Member of each of Lawton Vista, LLC, FF Operations, LLC and Crestwood Properties, LLC (Real Estate Ownership and Management Companies)	2001	2007

James G. Apple(1)	71	President, Butter Krust Baking Co., Inc., a subsidiary of Sara Lee Corporation (Baking Company)	1992	2007

John M. Denlinger(1)	67	Retired; Division Manager, Denlinger Building Materials, a Division of Carolina Holdings, Inc. (Building Material Manufacturer); President, Denlinger, Inc. (Building Material Manufacturer)	1985	2007

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
William B. Zimmerman(1)	70	President and Chief Executive Officer, Zimmerman’s Hardware & Supply Co., Inc. (Hardware Store)	2001	2007

Donald L. Hoffman(2)	65	President and Chief Executive Officer of Roy L. Hoffman & Sons, Inc. (which operates wholesale and retail meat, catering and self-storage divisions) and Security Road, LLC (wholesale and retail meat facilities)	(2)	(2)

T. Max Hall(3)	72	Attorney and Senior Partner, McNerney, Page, Vanderlin and Hall (Law Firm); Chairman of the Board, Data Papers, Inc. (Printing Company); Chairman of the Board, Data Papers, Inc. of North Carolina, Inc. (Printing Company)	1986	2007

Owen O. Freeman, Jr.(3)	72	Retired Chairman of the Board, First Capitol Bank	1999	2008

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires

Russell J. Kunkel	64	Retired Vice Chairman, Meridian Bancorp, Inc.	2004	2008

Michael A. Morello	53	Managing Member, Stardust Development Company, LLC (self-storage and real estate development company)	2006	2008

Guy W. Miller, Jr.	61	President and Chief Executive Officer, Homes by Keystone, Inc. (Modular Homes Manufacturer)	1999	2008

E. Susan Piersol	52	President and Owner, Piersol Homes Corp. (Residential Home Builder and Real Estate Developer)	2004	2008

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
William J. Reuter	57	Chairman of the Board, President and Chief Executive Officer, Susquehanna Bancshares, Inc.; Chairman of the Board, Susquehanna Bank	1999	2008

Bruce A. Hepburn	64	Certified Public Accountant (Sole Proprietor)	2002	2009

Henry H. Gibbel	71	President and Chief Executive Officer, Lititz Mutual Insurance Co., Penn Charter Mutual Insurance Co., Farmers & Mechanics’ Mutual Insurance Company and Livingston Mutual Insurance Company; President, Excess Reinsurance Company (Insurance Companies)	1982	2009

M. Zev Rose	69	President, Shareholder and Director of Sherman, Silverstein, Kohl, Rose & Podolsky (Law Firm)	2002	2009

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires

Roger V. Wiest	66	Managing Partner, Wiest, Muolo, Noon & Swinehart (Law Firm)	1992	2009

(1)	Board of Directors’ nominee for election at the Annual Meeting for terms expiring 2010.
(2)	Mr. Hoffman is a nominee for election at the Annual Meeting for a term expiring in 2010 and has not served on our Board prior to his nomination
(3)	Will not be a member of the Board after April 27, 2007.

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. As part of its duties, the Board oversees our corporate governance for the purpose of creating long-term value for shareholders and safeguarding our relationships with our employees, customers, suppliers, creditors and the communities in which we do business. The Board considers the interests of all such parties when, together with our management, it sets our strategies and objectives. The Board also evaluates management’s performance in pursuing and achieving those strategies and objectives.

The Board has adopted a Code of Ethics which outlines the principles, policies and laws that govern all of our activities and establishes guidelines for workplace conduct. The Code of Ethics applies to all of our directors, officers and employees, including senior officers, and every director, officer and employee is required to read and comply with the Code. You can find a copy of the Code of Ethics by visiting our website, www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Code of Ethics of Susquehanna Bancshares, Inc,” or by visiting http://ofccolo.snl.com/cache/1001132538.pdf. A copy of the Code may also be obtained, free of charge, by written request to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Corporate Secretary. We intend to disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required by Nasdaq listing standards.

Board Meetings

The Board met 10 times during 2006. Each of the directors attended at least 75% of the Board’s meetings in 2006 and the meetings in 2006 of those Board committees on which he or she served that were held during the period in which he or she served as a director, except for Mr. Apple, who attended 48% of the Board’s meetings in 2006 and the meetings in 2006 of those Board committees on which he served during the period in which he served as a director.

Our non-management directors met in executive session twice in 2006, without any management directors in attendance.

All of our directors attended last year’s Annual Shareholders’ Meeting. The Board requires all of its members to attend all regularly scheduled board meetings, as well as the annual shareholders’ meeting. Exceptions are permitted for extenuating circumstances on a case by case basis. A director’s attendance record will be considered by the Nominating and Corporate Governance Committee in its nominating process.

Board Independence

The Board has determined that, except for Mr. Reuter, all of its members are “independent” as defined under the listing standards of the National Association of Securities Dealers for The NASDAQ Stock Market LLC. Mr. Reuter is our President and Chief Executive Officer. The Board believes that the Nasdaq independence requirements contained in the listing standards provide the appropriate standard for assessing director independence, and uses the requirements in assessing the independence of each of its members. In making its determination the Board did not consider any related party transactions that are not included in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.”

Board Committees

The Board has the following three standing committees:

Nominating and Corporate Governance Committee

Year Formed	Number of Meetings in 2006	Committee Members(1)	Functions Performed
2003	2	Wayne E. Alter, Jr. James G. Apple John M. Denlinger Henry H. Gibbel T. Max Hall

•       develop qualification criteria for Board members;

•       identify individuals qualified to become Board members;

•       recommend that the Board select director nominees for each annual meeting of shareholders;

•       develop and recommend to the Board corporate governance policies and procedures applicable to the company.

(1)	Each Director who serves on the Nominating and Corporate Governance Committee is “independent” for purposes of the National Association of Securities Dealers listing standards for The NASDAQ Stock Market LLC.

You can find a copy of our Nominating and Corporate Governance Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Nominating and Corporate Governance Committee of Susquehanna Bancshares, Inc.,” or by visiting http://ofccolo.snl.com/cache/1001132544.pdf.

Audit Committee

Year Formed	Number of Meetings in 2006	Committee Members(1)	Functions Performed
1987	13	James G. Apple John M. Denlinger Bruce A. Hepburn(2) Russell J. Kunkel Guy W. Miller, Jr.

•       meet with our independent accountants and review the scope and results of our annual audit;

•       review information pertaining to internal audits;

•       oversee that our management has: maintained the reliability and integrity of accounting policies, financial reporting and disclosure practices; established and maintained processes to assure an adequate system of internal control; and established and maintained processes to assure compliance with applicable laws, regulations and corporate practices;

•       meet with the Board on a regular basis to report the results of its reviews;

•       select the independent accountants and review periodically their performance and independence from management;

•       review and approve our Internal Audit Plan;

•       periodically meet privately with our independent accountants, senior management and our General Auditor; and

•       review and approve transactions between us and related parties.

(1)	Each Director who serves on the Audit Committee is “independent” for purposes of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the National Association of Securities Dealers listing standards for The NASDAQ Stock Market LLC.

(2)	The Board has determined that Bruce A. Hepburn is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Hepburn, like all members of the Audit Committee, is “independent” for the purposes of the Sarbanes-Oxley Act of 2002 and National Association of Securities Dealers listing standards for The NASDAQ Stock Market LLC.

You can find a copy of our Audit Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Audit Committee of Susquehanna Bancshares, Inc,” or by visiting http://ofccolo.snl.com/cache/1500001451.pdf.

Compensation Committee

Year Formed	Number of Meetings in 2006	Committee Members(1)	Functions Performed(2)
1987	5	Wayne E. Alter, Jr. John M. Denlinger Henry H. Gibbel Bruce A. Hepburn

•        review and approve key executive salaries and salary policy;

•        with respect to our Chief Executive Officer, determine the salary and criteria for that office;

•        administer our equity compensation plans;

•        approve participants in our Executive Deferred Income Plan; and

•        review and approve the design of any new supplemental compensation programs applicable to executive compensation.

(1)	Each Director who serves on the Compensation Committee is “independent” for purposes of the National Association of Securities Dealers listing standards for The NASDAQ Stock Market LLC.
(2)	Please refer to the “Compensation Discussion and Analysis” section below for a greater detail regarding the scope of authority of the Compensation Committee and the role others in our organization, such as our management, play in determining compensation levels.

You can find a copy of our Compensation Committee Charter by visiting our website at www.susquehanna.net and following the links to “Investor Relations,” “Governance Documents,” and “Charter of the Compensation Committee of Susquehanna Bancshares, Inc.,” or by visiting http://ofccolo.snl.com/cache/1001132543.pdf.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Board may do so by sending his or her correspondence to William J. Reuter, Chairman, President and Chief Executive Officer, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, Attention: Board of Directors. Mr. Reuter will forward such correspondence to the Chairman of the Board’s Nominating and Corporate Governance Committee. Typically, Mr. Reuter will not forward to the Board communications from our shareholders which are of a personal nature or are not related to the duties and responsibilities of the Board.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

On February 27, 2007, the Audit Committee reviewed Susquehanna’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, Susquehanna’s independent accountants, to review and discuss those financial statements. Management has the primary responsibility for Susquehanna’s financial statements and the overall reporting process, including Susquehanna’s system of internal controls. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Susquehanna. The Audit Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board that Susquehanna’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Susquehanna Bancshares, Inc. Audit Committee:	Bruce A. Hepburn, Chair	John M. Denlinger
	James G. Apple	Russell J. Kunkel
Guy W. Miller, Jr.

Summary of Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. This responsibility includes, but is not limited to, evaluating the independence of the independent auditor in the performance of audit and non-audit related services to Susquehanna and pre-approving the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Susquehanna. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, a Pre-Approval Policy for Audit and Non-Audit Services (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed for performance by the independent auditor may be pre-approved.

Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”); or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor are established annually by the Audit Committee.

The Audit Committee takes additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from Susquehanna, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and Susquehanna, consistent with Independence Standards, and discussing with the independent auditor its methods and procedures for ensuring independence.

Fees Billed by Independent Accountants to Susquehanna

The aggregate fees billed to Susquehanna by PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2006 and 2005, respectively (all of which were approved by the Audit Committee), is set forth in the table below:

	For the Fiscal Year Ended December 31, 2006	For the Fiscal Year Ended December 31, 2005
Audit Fees(1)	$1,100,000	$994,507
Audit Related Fees(2)	418,875	174,260
Tax Fees(3)	460,894	454,995
All Other Fees(4)	—	4,500

(1)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2006	2005
• Audits of Financial Statements	$480,000	$395,000
• Audits of Financial Statements (Section 404)	480,000	472,307
• Statutory Audits	55,000	42,200
• Consents	10,000	10,000
• Assistance with and Review of Documents Filed with the SEC	75,000	75,000

(2)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2006	2005
• Accounting Consultations and Audits in Connection with Acquisitions	$25,000	$3,620
• Attest Services not Required by Statute or Regulation (primarily securitization related)	368,875	150,860
• Consultation Concerning Financial Accounting and Reporting	25,000	19,780

(3)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2006	2005
• Tax Compliance	$207,094	$170,474
• Tax Planning	253,800	284,521
• Tax Advice	—	—

(4)	Includes the aggregate fees billed by PricewaterhouseCoopers LLP in 2005 for document copying and assistance in transition of actuarial services.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation of Messrs. Reuter, Hostetter, Duncan and Quick is determined by our Compensation Committee. The compensation of Mr. Francis (with the exception of his participation in our Key Executive Incentive Plan), who is the President and Chief Executive Officer of Valley Forge Asset Management Corp., our wholly-owned subsidiary, is determined by our Compensation Committee, based largely on the recommendations of the Board of Directors of Valley Forge Asset Management Corp.

A discussion of each of the following elements of our executive compensation program is set forth below:

•	Susquehanna’s executive compensation program;

•	Valley Forge Asset Management Corp.’s executive compensation program;

•	our executive deferred income plan;

•	our severance and change of control arrangements;

•	our stock ownership guidelines;

•	our stock option pricing and timing; and

•	the tax deductibility of our executive compensation.

Susquehanna’s Program

Objectives

Susquehanna’s executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Compensation Committee has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to our success in meeting specified performance goals and to appreciation in stock price. The overall objectives of this strategy are:

•	to attract and retain the best possible executive talent;

•	to motivate executives to achieve the goals inherent in our business strategy;

•	to link executive and shareholder interests through equity based plans; and

•	to provide a compensation package that recognizes individual contributions, as well as overall business results.

Each year the Compensation Committee conducts a review of our executive compensation program. The Compensation Committee believes that our most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). Many of these companies are not publicly traded. The Compensation Committee’s annual compensation reviews permit an ongoing evaluation of the link between our performance and executive compensation in this greater context.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation for our corporate officers, including Messrs. Reuter, Hostetter, Duncan and Quick. In reviewing the individual performance of Messrs. Hostetter, Duncan and Quick, the Compensation Committee solicits and considers the views and recommendations of Mr. Reuter.

Compensation Components

The key components of our executive compensation consist of:

•	base salary; and

•	Susquehanna’s Key Executive Incentive Plan, which includes cash incentives and equity incentive awards under Susquehanna’s 2005 Equity Compensation Plan.

The Compensation Committee’s policies with respect to each of these components, including the basis for the compensation awarded to each of Messrs. Reuter, Hostetter, Duncan and Quick, are discussed below. In addition, while each element of compensation described below is considered separately, the Compensation Committee takes into account the full compensation package for each individual, including pension benefits, severance plans, insurance and other benefits.

Base Salaries

Base salaries for executive officers are determined by:

•	evaluating the responsibilities of the position held and the experience of the individual; and

•	referencing the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

Annual salary adjustments are determined by:

•	evaluating the performance of Susquehanna and of each executive officer; and

•

taking into account new responsibilities delegated to each executive officer during the year (in the case of executive officers with responsibility for a particular business unit, the unit’s financial results are also considered).

In conducting its deliberations, the Compensation Committee makes use of an executive compensation analysis prepared by Pearl Meyer & Partners, a nationally recognized executive compensation consultant. The 2006 survey analyzed compensation paid to executives at participating financial institutions with assets between $4 billion and $16 billion and financial holding companies with median assets of $8.4 billion.

The survey describes the compensation paid to executives at various management levels. The base salary of all similar positions within the survey group was used as the basis for calculating a base salary midpoint for each job description. The salaries of our principal officers were compared to the midpoint applicable to their job description, and increases were awarded based upon individual performance and contributions, as explained below, with each salary targeted to fall within the industry competitive range (and, indeed, the base salaries for each of Messrs. Reuter, Hostetter, Duncan and Quick falls within the range established for his respective job description).

In evaluating an executive officer’s performance, the Compensation Committee looks to his or her accomplishments (which may include both qualitative and quantitative measures) and the results produced by the executive officer (which are based on quantitative measures). In considering the various factors that are weighed in this process, no differentiation as to weighting or relative importance has been established; rather the Compensation Committee is permitted to assign a weight and importance to each factor as the Compensation Committee, in its discretion, deems appropriate.

In determining the compensation package awarded to each of Messrs. Reuter, Hostetter, Duncan and Quick, the Compensation Committee did not attach particular weight to their employment agreements, other than to recognize that the employment agreements provide that base salary will be set at a rate agreed between the parties, or in the absence of agreement, increased on the basis of the Consumer Price Index.

With respect to Mr. Reuter, the Compensation Committee took the following factors into account in setting his 2006 and 2007 base salary:

•	the base salaries of chief executive officers of peer companies (as reflected in the Pearl Meyer & Partners survey);

•	our success in meeting our tangible return on equity and other financial goals in 2005 and 2006;

•	the performance of our common stock;

•	the Compensation Committee’s assessment of Mr. Reuter’s individual performance;

•	the length of Mr. Reuter’s service to the company; and

•	Mr. Reuter’s public representation of Susquehanna by virtue of his community and industry stature.

With respect to Messrs. Hostetter, Duncan and Quick, the Compensation Committee took the following factors into account in setting each of their respective 2006 and 2007 base salaries:

•	the base salaries of similarly situated officers of peer companies (as reflected in the Pearl Meyer & Partners survey);

•	our success in meeting our tangible return on equity and other financial goals in 2005 and 2006;

•	the performance of our common stock; and

•	Mr. Reuter’s assessment of each officer’s individual performance.

The following table sets forth the 2006 and 2007 base salaries for each of Messrs. Reuter, Hostetter, Duncan and Quick:

Name	2006 Base Salary(1)	% Increase Over 2005 Base Salary
William J. Reuter	$664,500	9.1%
Drew K. Hostetter	347,277	4.0
Gregory A. Duncan	349,460	4.0
Michael M. Quick	301,600	4.0

(1)	On an annualized basis effective March 1, 2006.

Name	2007 Base Salary(1)	% Increase Over 2006 Base Salary
William J. Reuter	$700,000	7.0%
Drew K. Hostetter	364,641	5.0
Gregory A. Duncan	374,460	7.2
Michael M. Quick	316,680	5.0

(1)	On an annualized basis effective March 9, 2007.

Key Executive Incentive Plan

Background. In 2001, the Compensation Committee retained Ben S. Cole, an outside consultant, to evaluate our executive compensation program and to make appropriate recommendations. Base salaries, annual incentives, long term incentives and related compensation issues were included in the evaluation. The evaluation report was presented to the Compensation Committee in December 2001. Based on the recommendations contained in the report, the Compensation Committee approved a short term annual cash incentive program and a long term incentive program. In 2005, based upon recommendations by Pearl Meyer & Partners, the Compensation Committee further revised these programs into one plan, to better align with our strategic goals and competitive market practices. The plan, called the “Susquehanna Key Executive Incentive Plan,” has two components:

•	a cash incentive component; and

•	an equity incentive component.

The objectives of the plan are to:

•	align executive and senior management with our strategic plan and critical performance goals;

•	encourage teamwork and collaboration;

•	motivate and reward achievement of specific, measurable performance objectives;

•	reward both achievement of annual goals as well as sustained performance over time;

•	provide payouts commensurate with our performance;

•	provide competitive total compensation opportunities; and

•	enable us to attract, motivate and retain talented executive management.

Participation and Eligibility. The Compensation Committee approves all participants in the plan. Select key executives are eligible to participate in the plan based on their role in the organization. Other criteria for participation include:

•	a participant must have received a performance rating of “satisfactory” or better for the year and remain in good standing throughout the year; and

•	a participant must be an active employee as of the award payout date to receive an award.

Performance Period; Timing of Payments and Grants. The Key Executive Incentive Plan operates on a calendar year schedule. Cash incentive awards are paid out within the first two and a half months following year-end. Equity incentives are granted in the first quarter following year-end.

Incentive Targets. Each participant in the plan has been assigned specific target cash and equity incentive awards, based on his or her role with us. The target incentive awards are based on competitive practices and reflect the award to be paid for meeting predefined performance goals. Actual awards can range from 0% to 150% of target depending on performance. Generally, threshold performance will pay out at 50% of target and achieving stretch performance can result in awards up to 150% of target. Performance below threshold will result in no payout. In order for the Key Executive Incentive Plan to be “activated,” we must achieve a minimum threshold performance of tangible return on equity.

The table below entitled “Grants of Plan Based Awards” (and, specifically, the information under the heading “Estimated Possible Payouts”) illustrates the threshold, target and stretch amounts of cash and equity incentives that were potentially payable to our named executive officers with respect to 2006 performance under our Key Executive Incentive Plan.

Performance Measures. Each participant has predefined performance goals that determine his or her cash and equity incentive awards. There are three performance categories: company; division/unit; and individual. The specific allocation of goals is determined based on the participant’s role and key area of contribution. The table below provides guidelines for the allocation of participants’ incentives for each performance component. The weighting for these three performance measures may vary by role; however, the company performance component cannot be lower than the minimum defined in the table. The object is to focus the majority of the awards based on our performance.

	Company Performance Component	Division/Unit Performance Component	Individual Performance Component
Chairman & Chief Executive Officer and Executive Vice Presidents	80%	0%	20%
Corporate Management	60%	20%	20%
Senior Management	50%	30%	20%

Company Performance Component

Our performance is evaluated against two critical financial measures: earnings per share growth and tangible return on equity. In 2006, the Compensation Committee emphasized tangible return on equity to better reflect our acquisitive strategy. If the minimum tangible return on equity is not reached for a given year, there will be no cash or equity grants that year.

Performance targets and ranges for each measure are set by the Compensation Committee. The following table shows the payouts (as a percent of target) for performance at different levels for 2006:

	< Threshold 0% Payout	Threshold 50% Payout	Target 100% Payout	Stretch 150% Payout
Tangible return on equity	Plan does not activate unless threshold is met	16.0%	16.50%	17.0%
Earnings per share growth		3.0%	6.0%	9.0%
		$1.74 earnings per share	$1.80 earnings per share	$1.85 earnings per share

Division/Unit Performance Component

Each year, division and unit goals are defined for our major functions. Leaders of our divisions and units have a portion of their incentives based on the achievement of these goals. Division/unit goals are quantitative and aligned with our strategic and financial goals. Similar to our overall goals, each division and unit aspires to a threshold, target and stretch level of performance.

Individual Performance Component

Each year, specific performance goals are defined for individual participants. The goals, which are both qualitative and quantitative, reflect the strategic priorities of the company. Similar to the company and the division and unit goals, each individual aspires to a threshold, target and stretch level of performance. At the end of the year, the executive’s manager (or the Compensation Committee, in the case of named executive officers) assesses the individual executive’s performance against defined goals.

Incentive Award Calculation. At the end of the performance year (December 31st), our performance is assessed against the specific goals established at the start of the year. Interpolation between performance at threshold, target and stretch is performed to encourage and reward incremental performance improvement. After all performance results are available, the annual cash incentive awards and equity grants are calculated for each participant and approved by the Compensation Committee.

2006 Incentive Payments and Awards. In 2006, 56 individuals, including Messrs. Reuter, Hostetter, Duncan and Quick, participated in the cash incentive component of the plan. Mr. Francis did not, since he participated in the Valley Forge Asset Management Corp. cash bonus programs discussed below. In 2006, for a participant to receive his or her threshold annual incentive award, Susquehanna had to achieve 16.0% tangible return on equity and 3.0% earnings per share growth. Additionally, the participant had to achieve a threshold level of individual performance, and, if applicable, his or her division or unit had to satisfy its goals. In 2006, our tangible return on equity was 15.42% and our earnings per share growth was -2.4%. Accordingly, we did not meet the minimum thresholds under the program and, therefore, no cash bonuses were earned or paid (regardless of individual and division/unit performance).

In 2006, 57 individuals, including the Messrs. Reuter, Hostetter, Duncan, Quick and Francis, participated in the equity incentive component of the plan. As stated above, because we did not meet our minimum performance threshold under the program, no equity incentive awards were granted under the plan.

The Compensation Committee believed that the plan was difficult for participants to understand and, therefore, was not achieving its desired incentive effect. Accordingly, the Compensation Committee has discontinued use of the plan after 2006. The Compensation Committee has not made any decision regarding the design of any replacement plan for 2007 and later years but will continue to consider the matter.

Our Equity Compensation Plans

2005 Equity Compensation Plan. As discussed in the “Key Executive Incentive Plan” section above, the non-qualified stock options and restricted stock granted under the long term incentive component of the Key Executive Incentive Plan are issued under the 2005 Equity Compensation Plan. The Compensation Committee may also use this plan to make discretionary grants of options to designated employees, directors and consultants.

The 2005 Equity Compensation Plan is administered and interpreted by the Compensation Committee. The Compensation Committee has the sole authority to determine:

•	the persons to whom options and/or awards will be granted under the plan;

•	the type, size and terms of the options granted under the plan;

•	the time when the options and/or awards will be granted and the duration of the exercise period; and

•	any other matters arising under the plan.

Awards under the 2005 Equity Compensation Plan may consist of incentive stock options, non-qualified stock options, restricted stock grants, phantom stock units and stock appreciation rights. All grants are subject to the terms and conditions set forth in the plan and to other terms and conditions consistent with the plan as the Compensation Committee deems appropriate and as are specified by the Compensation Committee in the applicable grant letter. The Compensation Committee must approve the form and provisions of each such grant letter.

Our officers and employee directors and certain designated other employees are eligible to participate in the 2005 Equity Compensation Plan. After receiving recommendations from executive management, the Compensation Committee selects the persons to receive grants and determines the type of grant or grants to be made, the number of shares of our common stock subject to a particular grant and the vesting period for such grants. No grantee may receive options, stock appreciation rights, restricted stock and restricted stock unit awards for more than 450,000 shares of our common stock for any calendar year.

On February 28, 2007, the Compensation Committee (based on a report by its outside consultants, Pearl Meyer & Partners), determined that over the last 5 years, equity grants to our executive and senior officers have not been competitive and, therefore, may not sufficiently achieve their intended retention and incentive goals. To address this shortcoming, the Compensation Committee approved the following 2007 discretionary grants under our 2005 Equity Compensation Plan: (i) nonqualified stock options in the amount of 50,000, 25,000, 25,000, 25,000 and 5,000 to each of Messrs. Reuter, Hostetter, Duncan, Quick and Francis, respectively, with an exercise price of $24.26 per share and vesting one-third on February 28, 2010, one-third on February 28, 2011, and one-third on February 28, 2012; and (ii) restricted shares in the amount of 6,000, 3,000, 3,000 and 3,000 to each of Messrs. Reuter, Hostetter, Duncan and Quick, respectively, vesting one-third on February 28, 2008, one-third on February 28, 2009 and one-third on February 28, 2010.

1996 Equity Compensation Plan. Prior to the adoption of the 2005 Equity Compensation Plan, the Compensation Committee issued equity awards under the previously adopted 1996 Equity Compensation Plan. Under the terms of the 1996 Equity Compensation Plan, no additional grants can be made under the plan after May 2006. However, there are still nonqualified stock options outstanding under the 1996 Equity Compensation Plan which remain unexercised. Like the 2005 Equity Compensation Plan, the 1996 Equity Compensation Plan is administered and interpreted by the Compensation Committee.

Awards under the plan consisted of non-qualified stock options. All grants are subject to the terms and conditions set forth in the 1996 Equity Compensation Plan and to other terms and conditions consistent with the plan as the Compensation Committee deemed appropriate and as specified by the Compensation Committee in the applicable grant letter.

Our employees and non-employee directors were eligible to participate in the 1996 Equity Compensation Plan. After receiving recommendations from executive management, the Compensation Committee selected the persons to receive grants and determined the number of shares of our common stock subject to a particular grant, as well as its vesting period. No grantee could receive options, stock appreciation rights, phantom stock rights or restricted stock awards for more than 450,000 shares of our common stock for any calendar year.

Retirement and Other Benefits

Pension Plans.

Cash Balance Pension Plan

In 1998, we converted our traditional pension plan, which we referred to as the Retirement Income Plan, into a cash balance plan and renamed the plan our “Cash Balance Pension Plan.” All employees who were participants in the Retirement Income Plan had the value of their benefit under that plan converted into an opening Cash Balance Account under the Cash Balance Pension Plan. Employees age 55 and older with 10 or more years of service as of January 1, 1998, were “grandfathered” and will receive a benefit no less than the amount determined under the plan provisions in effect December 31, 1997. Messrs. Reuter, Hostetter, Duncan, Quick and Francis were not grandfathered.

Normal retirement under the Cash Balance Pension Plan is age 65. Individuals who reach age 55 with 15 years of service are eligible for early retirement. The benefit equals the annuitized value of the participant’s Cash Balance Account as of the retirement commencement date.

The annual contribution credited to each participant’s account under the Cash Balance Pension Plan is based upon the participant’s age plus service as of the beginning of each plan year, as follows:

Participant’s Age Plus Service	Annual Contribution Allocation
Less than 30	3%
30-39	4%
40-49	5%
50-59	6%
60-69	7%
70-79	8%
80-89	9%
90-99	10%
100 or more	11%

In addition, following the close of each plan year, the account balance at the end of such year is credited with interest based upon a 1-year Treasury Bill rate determined at the beginning of the plan year.

Supplemental Executive Retirement Plan

Effective January 1, 1994, the Board adopted a Supplemental Executive Retirement Plan which will provide for benefits lost under the Retirement Income Plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified pension plan. Selected participants of the Retirement Income Plan, including Messrs. Reuter, Hostetter, Duncan, Quick and Francis, are eligible for benefits under the Supplemental Executive Retirement Plan.

The Supplemental Executive Retirement Plan was amended in 2004 to permit certain individuals designated by the Board, including Mr. Reuter, to receive a minimum benefit equal to (i) 75% of the benefit the individual would have received under the terms of the Retirement Income Plan as in effect prior to January 1, 1998, but based on the individual’s service and compensation as of his or her retirement date, (ii) reduced by his or her accrued benefit under our Cash Balance Pension Plan.

The number of years of credited service, the present value of accumulated benefits and the payments made in 2006 for Messrs. Reuter, Hostetter, Duncan, Quick and Francis under the Cash Balance Pension Plan and the Supplemental Executive Retirement Plan are set forth below in the “Pension Benefits” table.

Executive Life Insurance Program

We provide an executive life insurance program for certain of our executive and senior officers, including Messrs. Reuter, Hostetter, Duncan and Quick, through contracts obtained by our wholly-owned subsidiaries. This program provides a death benefit to the officer’s beneficiary if the officer dies on or before attaining age 70, in an amount equal to two times base salary (less any amounts provided by Susquehanna’s group term life insurance policy) or, if the officer dies after attaining the age of 70, in an amount equal to one times his or her base salary (less any amounts provided by Susquehanna’s group term life insurance policy). The premiums for this program were paid in 1998 by certain of Susquehanna’s wholly-owned subsidiaries in a one-time, lump sum payment in an aggregate amount equal to $9,347,762, of which $534,112, $285,736, $279,232 and $319,335 was paid for Messrs. Reuter’s, Hostetter’s, Duncan’s and Quick’s policy premiums, respectively. Under this program, a grantor trust, acting on our behalf, is the direct beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary.

Executive Supplemental LTD Program

We provide executive supplemental long term disability insurance for certain of our executive and senior officers, including Messrs. Reuter, Hostetter, Duncan and Francis. As explained below, Valley Forge Asset Management Corp. also provides similar insurance for Mr. Francis. The individual policies are designed to supplement coverage, in the event of a disability, to bridge the gap between the maximum amount available under the plan and 60% of the executive’s salary. The premiums paid for this insurance in 2006 were $7,000, $2,979, $2,807 and $4,339 for Messrs. Reuter, Hostetter, Duncan and Francis, respectively.

Perquisites and Other Compensation

Perquisites. We provide company cars to certain of our executive officers, including Messrs. Reuter, Duncan and Quick because they generally travel extensively for business. We also pay country club dues because the club memberships are used primarily for business entertainment. We also pay the travel expenses of our executive officers to conventions and seminars which are primarily business related. We pay these costs because they are primarily business related, although they may occasionally result in a personal benefit to the executive. The cost of these perquisites that, in the aggregate, exceed $10,000 for each of Messrs. Reuter, Hostetter, Duncan and Quick are disclosed in the Summary Compensation Table set forth below.

Additional Benefits. Each of Messrs. Reuter, Hostetter, Duncan, Quick and Francis participates in other employee benefit plans generally available to all employees (e.g., major medical and health insurance, 401(k) Plan, Employee Stock Purchase Plan) on the same terms as similarly situated employees.

Valley Forge Asset Management Corp.’s Programs

As noted above, Mr. Francis is employed by our wholly-owned subsidiary, Valley Forge Asset Management Corp. Accordingly, his compensation is determined under somewhat different principles, and in many cases, is provided under different arrangements than those applicable to our other named executive officers. A discussion of Valley Forge Asset Management Corp.’s programs follows below:

Objectives

Valley Forge Asset Management Corp.’s executive compensation programs are designed to be closely linked to the company’s profitability and investment performance. The Board of Directors of Valley Forge Asset Management Corp. has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the company’s success in achieving profitability and obtaining satisfactory investment performance for its clients. The overall objectives of this strategy are:

•	to attract and retain the best possible executive talent;

•	to motivate executives to achieve the goals inherent it the company’s business strategy; and

•	to provide a compensation package that recognizes individual contributions, and overall business results.

Role of Executive Officers in Executive Compensation

In all matters except Mr. Francis’ eligibility for and participation in the Key Executive Incentive Plan, the Board of Directors of Valley Forge Asset Management Corp. recommends the compensation of Mr. Francis, based upon the input of Mr. Reuter, who in turn, solicits the views of Mr. Hostetter. The Board of Directors of Valley Forge Asset Management Corp. is comprised of 9 individuals, including Messrs. Reuter, Duncan and Francis. Mr. Francis does not play a role in the determination of his own compensation. Mr. Francis’ compensation is reported to and approved by our Compensation Committee.

The Compensation Committee determines the eligibility and participation of Mr. Francis in the Key Executive Incentive Plan. In determining Mr. Francis’ eligibility to participate in the plan, the Compensation Committee solicits and considers the views and recommendations of Mr. Reuter.

Compensation Components

The key components of Valley Forge Asset Management Corp.’s executive compensation consist of:

•	base salary; and

•	bonus programs.

Our policies with respect to each of these components, including the basis for the compensation awarded to Mr. Francis, are discussed below. While each element of compensation described below is considered separately, Mr. Francis’ compensation is determined taking into account all our arrangements that benefit him, including pension benefits, severance plans, insurance and other benefits.

Base Salary

Per his executive employment agreement, Mr. Francis’ base salary is set at $275,000. This salary may be negotiated from time to time, but remained the same from 2001 through 2006. Mr. Francis’ base salary is kept slightly below general market levels. It is supplemented with the bonus programs described below, which are tied to the company’s profitability and investment performance. The Board of Directors of Valley Forge Asset Management Corp. has intentionally recommended this format because it believes this combination of base salary and bonus programs affords Mr. Francis the opportunity to bring his total compensation to industry competitive levels while aligning his activities and overall performance with the company’s profitability and investment performance goals.

Mr. Francis’ base salary for 2007 has been set at $300,000, which represents a 9% increase over his 2006 base salary. In making this increase, the Compensation Committee took into account the following factors:

•	the base salaries of similarly situated executives;

•	the financial performance of Valley Forge Asset Management Corp;

•	Mr. Reuter’s assessment of Mr. Francis’ individual performance; and

•	no increase has been made to his salary since 2001, when his employment agreement was first executed.

Bonus Programs

Valley Forge Asset Management Corp. maintains two bonus programs, both of which Mr. Francis participates in.

Under the first bonus program, employees of Valley Forge Asset Management Corp., including Mr. Francis, may receive a bonus paid in semi-annual installments. The amount of Mr. Francis’ bonus under this program is recommended by the Chairman, President and Chief Executive Officer of Susquehanna (Mr. Reuter) in consultation with Susquehanna’s Chief Financial Officer (Mr. Hostetter), within established guidelines. The guidelines of this program have both quantitative and qualitative key elements.

The quantitative key elements are:

•	growing and maintaining gross operating pre-tax and pre-intercompany allocations profits and profit margins relative to operating conditions and industry standards;

•	maintaining good year over year absolute investment performance (relative to market conditions);

•	meeting or exceeding equity and balanced benchmark performance over a 3 and 5 year time frame; and

•	meeting or exceeding peer-style benchmark performance over a 3 and 5 year time frame.

The qualitative key elements, which are subjective in nature, are:

•	an individual’s overall leadership ability; and

•	an individual’s ability to build and maintain a professional staff.

Additionally, with respect to Mr. Francis, the following qualitative elements are taken into account:

•	his personal responsibility for significant revenue generation from his sales, servicing and portfolio management activities;

•	his compliance responsibilities as Valley Forge Asset Management Corp.’s securities principal; and

•	the quality of his public representation of Susquehanna and Valley Forge Asset Management Corp. both within our footprint and nationally.

In considering the various quantitative and qualitative elements, no specific weight is required to be assigned to any particular factor. Rather, the Board of Directors of Valley Forge Asset Management Corp., in formulating its recommendations to the Compensation Committee, assigns such weight and importance to each factor as it deems appropriate, in its discretion.

In 2006, because Valley Forge Asset Management Corp. met all of the quantitative key elements of the guidelines, and because Mr. Reuter determined in his performance appraisal of Mr. Francis that he met all of the qualitative key elements of the guidelines, in consultation with Mr. Hostetter, Mr. Reuter recommended that Mr. Francis receive a bonus under this program. In August, 2006, the Board of Directors of Valley Forge Asset

Management Corp. approved the first installment of this semi-annual bonus in the amount of $145,000. In February, 2007, the Board of Directors of Valley Forge Asset Management Corp. approved the second installment in the amount of $150,000. The award of these bonuses to Mr. Francis were reported to, and ratified by, Susquehanna’s Compensation Committee.

Under a second bonus program offered by Valley Forge Asset Management Corp., certain Valley Forge Asset Management Corp. employees, including Mr. Francis, may be paid in each fiscal year a share of Valley Forge Asset Management Corp.’s adjusted pre-tax profit. The share of the adjusted pre-tax profit paid to the employees is a percentage, not greater than 50% of the excess, that leaves Valley Forge Asset Management Corp. with an adjusted pre-tax profit after payment of the bonus that is at least 10% more than the highest comparable adjusted pre-tax target profit for any prior year. No bonus payments were made under this program in 2006 or 2005.

Retirement and Other Benefits

Pension Plan. Valley Forge Asset Management Corp. participates in Susquehanna’s pension plans, as discussed above. Mr. Francis’ benefits under these plans are discussed above in the section entitled “Retirement and Other Benefits—Pension Plans.”

Life Insurance. Valley Forge Asset Management Corp. pays the premium on a term life insurance policy for Mr. Francis. The face amount of this policy is $750,000. The premium paid for this insurance in 2006 was $4,350.

Executive Supplemental LTD Plan. Valley Forge Asset Management Corp. provides supplemental long term disability insurance for Mr. Francis. The policy is designed to supplement coverage, in the event of a disability, to bridge the gap between the maximum amount available under the plan and 60% of the executive’s salary. The premium paid for this insurance in 2006 was $4,490.

Perquisites and Other Compensation

Perquisites. Mr. Francis receives a monthly automobile allowance of $1,000.

Additional Benefits. As discussed above, like other employees of Valley Forge Asset Management Corp., Mr. Francis participates in other Susquehanna employee benefit plans (e.g. major medical and health insurance, 401(k), Employee Stock Purchase Plan) generally available to all employees on the same terms as similarly situated employees.

Executive Deferred Income Plan

Our Executive Deferred Income Plan is a non-qualified deferred compensation plan maintained for the convenience of our directors and a select group of our executives (and our subsidiaries’ executives) designated by our Compensation Committee. The amounts credited under this plan are solely elective deferrals of previously earned employee and director compensation. We make no contribution to the amounts credited under this plan. Pending distribution, the amounts deferred are credited with notional earnings and losses based on the actual performance of specified mutual funds. Deferred amounts are generally distributed on a date specified by the participant at the time of deferral or, if sooner, upon separation from service.

Severance and Change of Control Arrangements

Employment Agreement Severance and Change of Control Provisions. The severance and change of control arrangements applicable to Messrs. Reuter, Hostetter, Duncan, Quick and Francis are set forth in each of their respective employment agreements, as discussed in detail below under the heading “Potential Payments Upon Termination or Change in Control.” The Compensation Committee approved the change of control provisions in these agreements because the committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions.

Miscellaneous Change of Control Provisions. Additionally, each of our equity compensation plans and executive life insurance program contains change of control provisions.

In the event of a change of control as defined under the 2005 Equity Compensation Plan, the Compensation Committee has the discretion to accelerate the vesting of any or all outstanding grants; to the extent not exercised in connection with a transaction where Susquehanna is not the survivor, all vested options will terminate upon closing of that change of control. In the event of a change of control as defined under the 1996 Equity Compensation Plan, all options outstanding under the plan will become immediately exercisable. Individual employment agreements and grant letters may contain additional provisions regarding the impact of a change in control on outstanding equity incentives, as further described below under the heading “Potential Payments Upon Termination or Change in Control.”

Under the executive life insurance program, the arrangement will generally terminate automatically if an officer terminates his or her employment prior to his or her normal retirement date (i.e., the earlier of the attainment of age 65 or the attainment of age 55 with 15 years of service). However, in the event of a termination prior to normal retirement age and within 12 months following a change of control, the arrangement will remain in effect until benefits are paid thereunder to the participant’s designated beneficiary.

Stock Ownership Guidelines

On January 18, 2006, the Compensation Committee approved new stock ownership guidelines for our corporate management team (which includes named executive officers). These guidelines were adopted for the following purposes:

•	to demonstrate a strong link to shareholder value;

•	to motivate executives to make sound long-term business decisions;

•	to provide an opportunity to own a larger stake in Susquehanna;

•	to establish a “best practice” from an institutional shareholder perspective; and

•	to create more of a management ownership culture.

Under the guidelines, each member of our corporate management team will be required:

•	to put 5% of their base compensation into the Employee Stock Purchase Plan through payroll deductions;

•	upon the exercise of stock options, to retain stock with a value equal to at least 50% of the net-after tax option spread; and

•	prior to exercising options, to notify and discuss their intentions with our Chief Executive Officer.

In 2006, our corporate management team collectively purchased 8,663 shares of our stock through their participation in the Employee Stock Purchase Plan, 5,266 of which where purchased by the named executive officers.

Stock Option Pricing and Timing

The Compensation Committee has no formal policy on the pricing or timing of stock option or restricted stock grants. Historically, the Compensation Committee makes such grants in the first quarter of each fiscal year. The exercise price is the closing price of the underlying common stock on the grant date. If an executive officer of Susquehanna or one of our subsidiaries is hired after the grant date, management may recommend to the

Compensation Committee that the officer receive equity compensation. However, the Compensation Committee generally will not take action and will not grant any options or grants to that individual until the following year, when the committee makes its annual determination on equity compensation for all executive officers.

Impact of Tax Deductibility on Equity Incentive Design

Section 162(m) of the Internal Revenue Code generally provides that a publicly held company such as Susquehanna may not deduct compensation paid to any named executive officer in excess of $1 million per year, unless certain requirements are met. Compensation attributable to options granted under our 2005 Equity Compensation Plan is expected to qualify for an exemption from the $1 million limit of Section 162(m).

The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of our executive compensation program. The Compensation Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m). For example, the Compensation Committee chose to grant shares of restricted stock to our named executive officers in 2006 and 2007, notwithstanding the absence of a Section 162(m) exemption for such grants, because the Compensation Committee believes that such grants are a more effective retention device during all market cycles and have the added potential of reducing share dilution, relative to stock option awards.

Report of the Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Form 10-K for the year ended December 31, 2006.

The Susquehanna Bancshares, Inc. Compensation Committee:

Wayne E. Alter, Jr.

John M. Denlinger

Henry H. Gibbel

Bruce A. Hepburn

Director Compensation

In 2006, each of our Directors was compensated in accordance with the following schedule:

Annual Retainer—Board Member	$17,000
Annual Retainer—Chairperson—Audit Committee	$5,000
Annual Retainer—Chairperson—Compensation Committee	$3,500
Annual Retainer—Chairperson—Nominating and Corporate Governance Committee	$3,500
Board Meeting	$1,000
Committee Meeting on Board Meeting Day	$1,000
Committee Meeting on Non-Board Meeting Day	$1,200
Telephonic Board/Committee Meeting(1)	No Fee

(1)	Refers to short, single-item agenda telephonic meetings. Multi-agenda telephonic meetings are deemed full Board meetings for Director compensation purposes.

On January 18, 2006, the Compensation Committee approved discretionary grants of non-qualified stock options, vesting one-third on January 18, 2009, one-third on January 18, 2010, and one-third on January 18,

2011, to all non-employee members of the Board of Directors. The grants were in the amount of 3,000 per director. Mr. Morello was elected to the Board on May 3, 2006. On July 19, 2006, the Compensation Committee approved a discretionary grant of 3,000 non-qualified stock options, vesting one third on July 19, 2009, one-third on July 19, 2010 and one-third on July 19, 2011, to Mr. Morello.

Several of our Directors also serve on the board of directors of one or more of our subsidiaries.

In 2006, our Directors, except Mr. Reuter who does not receive any additional compensation for his role as director, received the following compensation:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Wayne E. Alter, Jr.	$67,450	$5,598	$73,048
James G. Apple	34,000	9,219	43,219
James A. Bentley, Jr.(3)	—	2,426	2,426
John M. Denlinger	81,600	5,598	87,198
Chloé R. Eichelberger(4)	22,700	18,853	41,553
Owen O. Freeman, Jr.	26,000	15,266	41,266
Henry H. Gibbel	81,850	9,219	91,069
T. Max Hall	44,400	15,266	59,666
Bruce A. Hepburn	86,700	4,518	91,218
Russell J. Kunkel	66,150	2,426	68,576
Michael A. Morello(5)	16,333	2,028	18,361
Guy W. Miller, Jr.	76,600	4,518	81,118
E. Susan Piersol	61,250	2,426	63,676
M. Zev Rose	69,750	5,116	74,866
Roger V. Wiest	40,900	5,598	46,498
William B. Zimmerman	63,000	7,204	70,204

(1)	Includes fees earned by each director in 2006 for his or her service on Susquehanna’s Board of Directors, any committee of the Board, and any board of directors of our subsidiaries, as set forth below:

Name	Susquehanna Board Fees and Annual Retainer*	Susquehanna Committee Fees**	Subsidiary Board Fees
Wayne E. Alter, Jr.	$26,000	$7,200	$34,250
James G. Apple	20,000	14,000	—
James A. Bentley, Jr.	—	—	—
John M. Denlinger	26,000	20,600	35,000
Chloe E. Eichelberger	13,500	9,200	—
Owen O. Freeman, Jr.	26,000	—	—
Henry H. Gibbel	26,000	10,700	45,150
T. Max Hall	26,000	5,500	12,900
Bruce A. Hepburn	26,000	20,800	39,900
Russell J. Kunkel	26,000	5,400	34,750
Guy W. Miller	26,000	14,600	36,000
Michael A. Morello	16,333	—	—
E. Susan Piersol	26,000	—	35,250
M. Zev Rose	26,000	—	43,750
Roger V. Wiest	25,000	—	15,900
William B. Zimmerman	26,000	—	37,000

*	Includes an annual retainer in the amount of $17,000, which is payable in two installments of $8,500 each.

**	Includes fees paid for any service on the Board of Directors’ Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, as well as any fees paid for being the Chairperson of any such committee.

(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

The grant date fair value, calculated in accordance with FAS 123(R), of each option award granted to our Directors in 2006 is as follows:

Name	Grant Date	Number of Options Awarded	Fair Value on Grant Date
Wayne E. Alter, Jr.	01/18/2006	3,000	$12,720
James G. Apple	01/18/2006	3,000	12,720
James A. Bentley, Jr.	—	—	—
John M. Denlinger	01/18/2006	3,000	12,720
Chloé R. Eichelberger	01/18/2006	3,000	12,720
Owen O. Freeman, Jr.	01/18/2006	3,000	12,720
Henry H. Gibbel	01/18/2006	3,000	12,720
T. Max Hall	01/18/2006	3,000	12,720
Bruce A. Hepburn	01/18/2006	3,000	12,720
Russell J. Kunkel	01/18/2006	3,000	12,720
Michael A. Morello	07/19/2006	3,000	13,380
Guy W. Miller, Jr.	01/18/2006	3,000	12,720
E. Susan Piersol	01/18/2006	3,000	12,720
M. Zev Rose	01/18/2006	3,000	12,720
Roger V. Wiest	01/18/2006	3,000	12,720
William B. Zimmerman	01/18/2006	3,000	12,720

As of December 31, 2006, our Directors had the following aggregate number of outstanding option awards:

Name	Aggregate Number of Outstanding Option Awards
Wayne E. Alter, Jr.	14,250
James G. Apple	21,250
James A. Bentley, Jr.	—
John M. Denlinger	21,000
Chloé R. Eichelberger	12,000
Owen O. Freeman, Jr.	14,250
Henry H. Gibbel	23,250
T. Max Hall	22,500
Bruce A. Hepburn	9,750
Russell J. Kunkel	7,500
Michael A. Morello	3,000
Guy W. Miller, Jr.	12,000
E. Susan Piersol	7,500
M. Zev Rose	9,750
Roger V. Wiest	16,500
William B. Zimmerman	14,250

(3)	Mr. Bentley resigned his position as a Director on March 8, 2006.
(4)	Because Ms. Eichelberger attained the age of 72 prior to the 2006 Annual Meeting, she did not stand for re-election since she was no longer eligible to serve on the board.
(5)	Mr. Morello was elected to our Board of Directors on May 3, 2006.

Additionally, on February 28, 2007, the Compensation Committee approved discretionary grants of non-qualified stock options, vesting one-third on February 28, 2010, one-third on February 28, 2011, and one-third on February 28, 2012, to the following non-employee members of the Board of Directors: Ms. Piersol, and Messrs. Alter, Apple, Denlinger, Freeman, Gibbel, Hall, Hepburn, Kunkel, Miller, Morello, Rose, Wiest and Zimmerman. The grants were in the amount of 3,000 per director.

Summary Compensation Table

The following table is a summary of the compensation for 2006 earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

Name and Principal Position	Year	Salary(1)	Bonus		Option Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
William J. Reuter, Chairman of the Board, President and Chief Executive Officer	2006	$646,115	—		$196,156	$180,726	$27,840	$1,050,837
Drew K. Hostetter, Executive Vice President, Treasurer and Chief Financial Officer	2006	345,222	—		30,562	28,429	7,553	404,213
Bernard A. Francis, Jr. Senior Vice President and Group Executive	2006	275,018	$295,000	(4)	26,619	38,531	32,884	668,052
Gregory A. Duncan Executive Vice President and Chief Operating Officer	2006	347,392	—		28,850	28,188	25,003	429,433
Michael M. Quick Executive Vice President and Group Executive	2006	299,815	—		78,086	27,963	21,854	427,718

(1)	Includes salary deferred by the named executive officer under our Executive Deferred Income Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants’ accounts are fully vested and may be withdrawn in accordance with the plan.
(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007.

Due to the requirements of FAS 123(R) relating to retirement eligibility, the recognition of share-based compensation expense for certain individuals has been accelerated if they are currently retirement-eligible or will meet the conditions of retirement eligibility before the end of the five-year requisite service period.

(3)	Includes the following additional compensation:

Name	401(k) Match	Restricted Share Dividend	Group Term Life	Perquisites*
William J. Reuter	$6,600	$2,208	$70	$18,962
Drew K. Hostetter	6,600	883	70	—
Bernard A. Francis, Jr.	6,600	331	774	25,179
Gregory A. Duncan	6,600	883	70	17,450
Michael M. Quick	6,600	883	70	14,301

*	Includes the following perquisites which, in the aggregate, exceed $10,000 per annum:

Name	Executive Suppl. LTD(a)	Executive Life Insurance Program(b)	Life Insurance(c)	Car(d)	Country Club(e)	Personal Expenses(f)
William J. Reuter	$7,000	$2,468	—	$924	$1,049	$7,521
Bernard A. Francis, Jr.	8,829	—	$4,350	12,000	—	—
Gregory A. Duncan	2,807	811	—	11,465	—	2,367
Michael M. Quick	—	1,162	—	1,769	500	10,870

(a)	Includes the premiums paid for our Executive Supplemental Long Term Disability plans discussed above in the “Compensation Discussion and Analysis” section.
(b)	Includes the imputed income for our Executive Life Insurance Program discussed above in the “Compensation Discussion and Analysis” section.
(c)	Includes the premium paid for Mr. Francis’ life insurance policy discussed above in the “Compensation Discussion and Analysis” section.
(d)	Includes the personal benefits associated with the use of a car paid for by Susquehanna in the case of each of Messrs. Reuter, Duncan and Quick. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Includes a $1,000 per month car allowance in the case of Mr. Francis.
(e)	Includes the personal benefits associated with the use of country club memberships paid for by Susquehanna. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.
(f)	Includes the personal benefits associated with spousal attendance at business related conventions paid for by Susquehanna. In calculating this benefit, we took the total amount of the registration fee, travel, lodging and meals associated with the convention and multiplied it by 50% to derive the amount attributable to the spouse’s attendance at the convention.

(4)	This bonus was earned by Mr. Francis under Valley Forge Asset Management Corp.’s bonus program discussed above in the “Compensation Discussion and Analysis” section. $145,000 of the total was paid in August 2006; the remaining $150,000 was approved by Valley Forge Asset Management Corp.’s Board of Directors and our Compensation Committee in February 2007 and is scheduled to be paid in March 2007.

Grants of Plan Based Awards

The following table sets forth information regarding grants of plan based awards to our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Incentive Plan Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Reuter	N/A	196,350	392,700	589,050	20,000	40,000	60,000
Drew K. Hostetter	N/A	69,455	138,911	208,366	8,000	16,000	24,000
Bernard A. Francis, Jr.	N/A	—	—	—	3,000	6,000	9,000
Gregory A. Duncan	N/A	69,892	139,784	209,676	8,000	16,000	24,000
Michael M. Quick	N/A	60,320	120,640	180,960	8,000	16,000	24,000

(1)	Includes the 2006 threshold, target and maximum payouts designated under our Key Executive Incentive Plan discussed above in the “Compensation Discussion and Analysis” section. As discussed in that section, for a participant to receive his or her threshold annual incentive award, we had to achieve a 16.0% tangible return on equity and 3.0% earnings per share growth. We did not meet these minimum thresholds. Accordingly, no cash bonus was earned or paid under the plan.
(2)	Includes the 2006 threshold, target and maximum payouts designated under our Key Executive Incentive Plan discussed above in the “Compensation and Discussion and Analysis” section. As discussed in that section, for a participant to receive his or her threshold annual incentive award, we had to achieve a 16.0% tangible return on equity and 3.0% earnings per share growth. We did not meet these minimum thresholds. Accordingly, no stock options were awarded.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth equity awards outstanding in the hands of our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units that have not Vested ($)
	Exercisable	Unexercisable
William J. Reuter	— 7,400 7,400 7,400 15,000 13,500 11,250	26,800 — — 14,800 — — —	24.34 24.95 25.14 22.42 23.87 17.25 13.31	01/18/2016 03/01/2015 01/21/2014 05/21/2013 05/29/2012 05/29/2011 05/26/2010	2,276	61,179

Drew K. Hostetter	— 3,400 3,400 3,400 10,000 6,750 22,280	10,720 — — 6,800 — — —	24.34 24.95 25.14 22.42 23.87 17.25 18.19	01/18/2016 03/01/2015 01/21/2014 05/21/2013 05/29/2012 05/29/2011 05/29/2009	910	24,461

Bernard A. Francis, Jr.	— 1,200 500 500 1,500 1,500 1,500	4,020 — — 1,000 — — —	24.34 24.95 25.14 22.42 23.87 17.25 13.31	01/18/2016 03/01/2015 01/21/2014 05/21/2013 05/29/2012 05/29/2011 05/26/2010	341	9,166

Gregory A. Duncan	— —	10,720 6,800	24.34 22.42	01/18/2016 05/21/2013	910	24,461

Michael M. Quick	— 3,400 3,400 3,400 5,000 6,750	10,720 — — 6,800 — —	24.34 24.95 25.14 22.42 23.87 17.25	01/18/2016 03/01/2015 01/21/2014 05/21/2013 05/29/2012 05/29/2011	910	24,461

(1)	Option awards vest as follows:

a.	Grants with expiration dates of 05/29/2012, 01/21/2014 and 03/01/2015 are fully vested.

b.	All other grants vest one-third on the third anniversary of the date of grant, one-third on the fourth anniversary of the date of grant, and one-third on the fifth anniversary of the date of grant.

All Option Awards have a term of 10 years.

(2)	The stock awards were issued on January 18, 2006. The restricted stock awards vest one-third on the first anniversary of the date of award, one-third on the second anniversary of the date of award, and one-third on the third anniversary of the date of award. Dividends are paid during the restricted period on all restricted shares.

Option Exercises and Stock Vested

The following table sets forth options and other derivative security exercises by, and stock awards vested to, our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
William J. Reuter	40,705	284,256
Drew K. Hostetter	13,398	29,165
Bernard A. Francis, Jr.	—	—
Gregory A. Duncan	77,325	513,636
Michael M. Quick	25,713	275,845

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following or in connection with retirement granted or accrued to our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William J. Reuter	Cash Balance SERP	34 34	351,274 855,368	— —
Drew K. Hostetter	Cash Balance SERP	12 12	118,211 54,457	— —
Bernard A. Francis, Jr.	Cash Balance SERP	7 7	84,565 104,152	— —
Gregory A. Duncan	Cash Balance SERP	20 20	174,979 58,018	— —
Michael M. Quick	Cash Balance SERP	10 10	126,680 24,146	— —

(1)	Each of the Cash Balance Pension Plan and the Supplemental Executive Retirement Plan is described above in the “Compensation Discussion and Analysis” section.

Nonqualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers in 2006:

Name	Executive Contribution in Last Fiscal Year	Contributions by Susquehanna in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(2)
William J. Reuter	$27,000	—	$30,929	—	$276,433
Drew K. Hostetter	163,672	—	80,162	—	949,551
Bernard A. Francis, Jr.(3)	—	—	42,903	$12,843	972,846
Gregory A. Duncan(3)	—	—	—	—	—
Michael M. Quick	29,982	—	15,482	—	158,039

(1)	Participants in our Executive Deferred Income Plan are permitted to choose how their account balances are deemed invested from among a variety of investment alternatives designated by us. The amounts listed in this column reflect actual earnings on the investment alternatives selected by each executive.

(2)	The amounts listed in this column are all attributable to executive contributions and represent deferrals of salary and bonuses earned previously and disclosed in prior proxy statements (or, in the case of 2006 contributions, disclosed in the Summary Compensation Table above). No portion of these amounts is attributable to our contributions.
(3)	Participation in and contributions to this plan are voluntary. Messrs. Francis and Duncan elected not to participate in the plan in 2006.

Equity Compensation Plan Information

The following table sets forth information regarding our 2005 Equity Compensation Plan and 1996 Equity Compensation Plan, our only compensation plans under which equity securities are authorized for issuance, as of December 31, 2006:

Plan Category(1)	Number of Securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:
2005 Equity Compensation Plan	271,980	24.33	1,722,020
1996 Equity Compensation Plan	1,282,036	21.33	—
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The table does not include information for equity compensation plans assumed in mergers. As of December 31, 2006, the only such equity compensation plan remaining was the stock purchase options of Cardinal Bancorp, Inc. (collectively, the “Cardinal Option Plan”). A total of 53,540 shares of common stock were issuable upon exercise of options granted under the Cardinal Option Plan. The weighted-average exercise price of all options outstanding under the Cardinal Option Plan at December 31, 2006, was $10.254. We cannot grant additional awards under these assumed plans.

Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each of the named executive officers upon: (i) an involuntary termination with “cause;” (ii) an voluntary resignation; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) a non-renewal of the employment term (applicable only as to Messrs. Quick and Francis); (vii) an involuntary termination without “cause;” (viii) a resignation due to an “adverse change;” (ix) a voluntary termination without “cause” or resignation due to an “adverse change” following a change in control; and (x) a change in control with or without any termination of employment. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time the events described above actually occur.

William J. Reuter, Drew K. Hostetter and Gregory A. Duncan

Termination without Cause or Resignation due to an Adverse Change. Under the terms of their respective employment agreements, the executives may be terminated by us without “Cause” or resign due to an “Adverse Change.”

The executive’s employment may be terminated by us with “Cause” upon occurrence of any of the following: (i) the executive’s personal dishonesty; (ii) the executive’s incompetence or willful misconduct; (iii) a breach by the executive of fiduciary duty involving personal profit; (iv) the executive’s intentional failure to perform stated duties; (v) the executive’s willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (vi) the issuance of a final cease-and-desist order by a state or federal agency to the extent such cease-and-desist order requires the executive’s termination; or (vii) a material breach by the executive of any provision of his employment agreement.

The executive may terminate his employment due to an “Adverse Change” upon the occurrence of any of the following: (i) a significant change in the nature or scope in the executive’s duties or material reduction in the executive’s authority, status or responsibility; (ii) an increase by more than 20% of the time required to be spent by the executive 60 miles or more beyond our geographic market area without the executive’s consent; (iii) a reduction in the executive’s base compensation; (iv) any other material and willful breach by us of any other provision of the executive’s employment agreement; or (v) delivery of notice of our intent not to renew the executive’s employment agreement.

Upon a termination of employment without “Cause” or due to an “Adverse Change,” each executive will be entitled to the payments and/or benefits described below:

•	payment of all accrued and unpaid base salary through the date of termination;

•	payment for all accrued but unused vacation days;

•	payment of any bonus payable for the period ending prior to termination of employment;

•

bi-weekly payments for a period of 1 year in the case of Messrs. Hostetter and Duncan, or 2 years in the case of Mr. Reuter following termination of employment (in each case such time period is hereinafter referred to as the “Severance Period”), equal to 1/26 of the “Average Annual Compensation,” defined as the average of the base compensation and annual bonuses received by the executive with respect to the 3 most recently completed calendar years;

•	the benefit accrued under all defined benefit pension plans had the executive remained employed for the Severance Period; and

•	continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the Severance Period.

Mr. Reuter is bound by certain non-competition and non-solicitation covenants which extend for a period of 2 years following termination of employment. Messrs. Hostetter and Duncan are bound by substantially similar covenants for a period of 1 year following termination of employment.

Death, Disability or Retirement. In the event of the executive’s termination of employment due to death, disability or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of the executive’s termination of employment due to retirement, the executive may exercise his stock options any time during the remaining term of the option, regardless of employment status.

Termination Following a Change in Control. In the event the executive’s employment is terminated without “Cause” or due to an “Adverse Change” following a change in control, the executive will be entitled to receive the same benefits described above under “Termination Without Cause or Resignation due to an Adverse Change,” except that in the case of Mr. Reuter, the Severance Period will be extended from 3 years to 5 years; and in the case of Messrs. Hostetter and Duncan, the Severance Period will be extended from 1 year to 3 years.

In addition to the benefits described above, the executives will be entitled to the following:

•

an additional fully vested benefit under our Supplemental Executive Retirement Plan (“SERP”) equal to the difference between: (A) the benefit that the executive would have accrued under all of our defined benefit pension plans, assuming: (i) the executive remained continuously employed by us until the fifth anniversary, in the case Mr. Reuter, or the third anniversary in the case of Messrs. Hostetter and Duncan, of the Change in Control, (ii) the executive’s compensation increased at a rate of 4% per year, and (iii) the terms of all such pension plans remained identical to those in effect immediately prior to the change in control; and (B) the actual benefit due to the executive under all of our defined benefit plans.

In order to receive any severance or termination payments or benefits described above, each executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

In the event that it is determined that any payment by us to or for the benefit of the executive would be a so-called “golden parachute payment” and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after tax position as if no excise tax had been applicable (“Parachute Gross-up Payment”). However, if the imposition of the excise tax could be avoided by the reduction of payments due to the executive by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.

In addition, upon a Change in Control, any incentive awards applicable to incentive program cycles in effect at the time of the Change in Control will become payable at target levels, without regard to whether the executive remains employed by us and without regard to performance during the remainder of those incentive program cycles.

The “Change in Control” provisions of the executive’s employment agreements will be triggered upon the first to occur of any of the following:

•	any person becoming a beneficial owner of 25% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities;

•

if during any 24 month period, the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board of Directors;

•

the merger or consolidation of us with another corporation other than (A) a merger or consolidation which results in our voting securities outstanding immediately prior to such transaction continuing to represent at least 60% of the voting power of the voting securities of the surviving corporation, or (B) a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no person becomes a beneficial owner of our securities representing 40% or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities; or

•	a liquidation, dissolution or sale of substantially all of our assets.

Upon a Change in Control, the length of the restricted covenant period described above will be extended from 2 years to 5 years in the case of Mr. Reuter and from 1 year to 3 years in the case of Messrs. Hostetter and Duncan.

Assuming one of the following events occurred on December 31, 2006, Mr. Reuter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2006 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$855,368	(3)	—		—		—				—		—	—
Voluntary Resignation (without Adverse Change)	—		855,368	(3)	—		—		—		—		—		—	—
Death	—		855,368	(3)	$1,279,000	(9)	—		—		—		$134,080		$61,179	—
Disability	—		855,368	(3)	—		$887,992	(14)	—		—		134,080		61,179	—
Retirement	—		855,368	(3)	—		—		—		—		134,080		61,179	—
Without Cause or due to Adverse Change	$1,278,820	(10)	1,078,703	(4)	—		—		$50,784	(5)	—		—		—	—
Without Cause or due to Adverse Change after a Change in Control	3,197,050	(11)	1,348,553	(6)	—		—		382,649	(7)	—		—		—	—	(8)
Change in Control (with or without termination)	—		—		—		—		—		$382,700	(12)	134,080	(13)	61,179	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 41,600 shares of common stock, based on the difference between the exercise price of the options and $26.88, the closing price of our common stock on December 31, 2006. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 2,276 shares of common stock, based on $26.88, the closing price of our common stock on December 31, 2006.
(3)	This amount represents the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2006.
(4)	This amount represents the sum of (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2006 including two additional years of service, such amount being $1,040,193, plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $38,510.
(5)	This amount represents our portion of the premium payments for 24 months of health, life, accidental death and dismemberment, and disability coverage.
(6)	This amount represents the sum of (i) the present value of Mr. Reuter’s accrued SERP benefit as of December 31, 2006 including five additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $1,252,916, plus (ii) the present value of the benefit enhancement Mr. Reuter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $95,637.
(7)	This amount represents our portion of the premium payments for 60 months of health, life, accidental death and dismemberment, and disability coverage. This amount also includes the estimated value of the continuation of Mr. Reuter’s coverage under our Executive Life Insurance Program until such time as benefits are paid under the program to Mr. Reuter’s designated beneficiary(ies), such amount being $255,704.
(8)	Our parachute gross-up analysis includes an assumption that Mr. Reuter’s non-compete commitments have a fair market value equal to $2,400,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Reuter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(9)	This amount represents the death benefit payable to Mr. Reuter under our Executive Life Insurance Program, calculated as follows: (i) twice his current base salary, such amount being $1,329,000, reduced by (ii) the death benefit payable to Mr. Reuter under the life insurance program generally available to all of our employees, such amount being $50,000.
(10)	This amount is equal to 2 times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(11)	This amount is equal to 5 times the average of the base compensation and annual bonuses received by Mr. Reuter with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(12)	This amount represents Mr. Reuter’s 2006 target cash bonus payable under our Key Executive Incentive Plan, which amount will automatically become payable as a result of a Change in Control, as discussed above in the narrative portion of this section.
(13)	In addition to the acceleration of unvested stock options, as described in footnote (1) above, upon a Change in Control, Mr. Reuter is also entitled to receive his 2006 target annual equity incentive award under our Key Executive Incentive Plan. That award would be a stock option grant to purchase 40,000 shares of our common stock, and under this circumstance, would be fully vested at the time of grant. The exercise price of this award would be equal to the closing price of our common stock on the date of grant. Accordingly, the award would have no intrinsic value on the date of grant and would only thereafter become valuable in the event of future increases in the value of our common stock. The fair value of such an award, as determined using the same assumptions we use for financial reporting purposes and as set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007, would be $185,600, which amount is intended to estimate, for financial accounting purposes, the anticipated economic value of the award. Because the amount actually realized with respect to any option grant will depend on the price of our stock on the date this award is exercised, the amount may or may not ultimately reflect the actual value that could be realized with respect to this award.
(14)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Reuter under our Executive LTD Program in the event of his termination due to disability on December 31, 2006.

Assuming one of the following events occurred on December 31, 2006, Mr. Hostetter’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2006 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$54,457	(3)	—		—		—				—		—	—
Resignation (without Adverse Change)	—		54,457	(3)	—		—		—				—		—	—
Death	—		54,457	(3)	$644,000	(9)	—		—				$57,556		$24,461	—
Disability	—		54,457	(3)	—		$786,112	(14)					57,556		24,461	—
Retirement	—		54,457	(3)	—		—		—				57,556		24,461	—
Without Cause or due to Adverse Change	$357,641	(10)	78,490	(4)	—		—		$10,164	(5)			—		—	—
Without Cause or due to Adverse Change after a Change in Control	1,072,923	(11)	128,383	(6)	—		—		30,492	(7)			—		—	—	(8)
Change in Control (with or without termination)	—		—		—		—		—		$138,911	(12)	57,556	(13)	24,461	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 17,520 shares of common stock, based on the difference between the exercise price of the options and $26.88, the closing price of our common stock on December 31, 2006. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 910 shares of common stock, based on $26.88, the closing price of our common stock on December 31, 2006.
(3)	This amount represents the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2006.
(4)	This amount represents the sum of (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2006 including one additional year of service, such amount being $65,752, plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $12,738.
(5)	This amount represents our portion of the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(6)	This amount represents the sum of (i) the present value of Mr. Hostetter’s accrued SERP benefit as of December 31, 2006 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $90,754, plus (ii) the present value of the benefit enhancement Mr. Hostetter would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $37,629.
(7)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(8)	Our parachute gross-up analysis includes an assumption that Mr. Hostetter’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Hostetter’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(9)	This amount represents the death benefit payable to Mr. Hostetter under our Executive Life Insurance Program, calculated as follows: (i) twice his current base salary, such amount being $694,000, reduced by (ii) the death benefit payable to Mr. Hostetter under the life insurance program generally available to all of our employees, such amount being $50,000.
(10)	This amount is equal to 1 times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(11)	This amount is equal to 3 times the average of the base compensation and annual bonuses received by Mr. Hostetter with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(12)	This amount represents Mr. Hostetter’s 2006 target cash bonus payable under our Key Executive Incentive Plan, which amount will automatically become payable as a result of a Change in Control, as discussed above in the narrative portion of this section.
(13)	In addition to the acceleration of unvested stock options, as described in footnote (1) above, upon a Change in Control, Mr. Hostetter is also entitled to receive his 2006 target annual equity incentive award under our Key Executive Incentive Plan. That award would be a stock option grant to purchase 16,000 shares of our common stock, and under this circumstance, would be fully vested at the time of grant. The exercise price of this award would be equal to the closing price of our common stock on the date of grant. Accordingly, the award would have no intrinsic value on the date of grant and would only thereafter become valuable in the event of future increases in the value of our common stock. The fair value of such an award, as determined using the same assumptions we use for financial reporting purposes and as set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007, would be $74,240, which amount is intended to estimate, for financial accounting purposes, the anticipated economic value of the award. Because the amount actually realized with respect to any option grant will depend on the price of our stock on the date this award is exercised, the amount may or may not ultimately reflect the actual value that could be realized with respect to this award.
(14)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Hostetter under our Executive LTD Program in the event of his termination due to disability on December 31, 2006.

Assuming one of the following events occurred on December 31, 2006, Mr. Duncan’s payments and benefits have an estimated value of:

	Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continu- ation		Payment of 2006 Target Cash Incentive Award		Value of Options Subject to Acceler- ation(1)		Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$58,018	(3)	—		—		—				—		—	—
Resignation (without Adverse Change)	—		58,018	(3)	—		—		—				—		—	—
Death	—		58,018	(3)	$648,920	(9)	—		—				$57,556		$24,461	—
Disability	—		58,018	(3)	—		$858,213	(14)	—				57,556		24,461	—
Retirement	—		58,018	(3)	—		—		—				57,556		24,461	—
Without Cause or due to Adverse Change	$355,198	(10)	84,135	(4)	—		—		$18,036	(5)			—		—	—
Without Cause or due to Adverse Change after a Change in Control	1,065,594	(11)	138,330	(6)	—		—		54,108	(7)			—		—	—	(8)
Change in Control (with or without termination)	—		—		—		—		—		$139,784	(12)	57,556	(13)	24,461	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 17,520 shares of common stock, based on the difference between the exercise price of the options and $26.88, the closing price of our common stock on December 31, 2006. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 910 shares of common stock, based on $26.88, the closing price of our common stock on December 31, 2006.
(3)	This amount represents the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2006.
(4)	This amount represents the sum of (i) the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2006 including one additional year of service, such amount being $69,723, plus (ii) the present value of the benefit enhancement Mr. Duncan would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $14,412.
(5)	This amount represents our portion of the premium payments for 12 months of health, life, accidental death and dismemberment, and disability coverage.
(6)	This amount represents the sum of (i) the present value of Mr. Duncan’s accrued SERP benefit as of December 31, 2006 including three additional years of service and assuming that his annual compensation had increased at a rate of 4% per year, such amount being $95,788, plus (ii) the present value of the benefit enhancement Mr. Duncan would accrue under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $42,542.
(7)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(8)	Our parachute gross-up analysis includes an assumption that Mr. Duncan’s non-compete commitments have a fair market value equal to $900,000, an amount determined by an independent appraisal in 2004. While we have not commissioned an updated appraisal since that time, we believe that in light of our growth and the growth of Mr. Duncan’s responsibilities and experience, an updated appraisal would yield an equal or greater value for those non-compete commitments.
(9)	This amount represents the death benefit payable to Mr. Duncan under our Executive Life Insurance Program, calculated as follows: (i) twice his current base salary, such amount being $698,920, reduced by (ii) the death benefit payable to Mr. Duncan under the life insurance program generally available to all of our employees, such amount being $50,000.
(10)	This amount is equal to 1 times the average of the base compensation and annual bonuses received by Mr. Duncan with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(11)	This amount is equal to 3 times the average of the base compensation and annual bonuses received by Mr. Duncan with respect to the 3 most recently completed calendar years (i.e., the years 2003 – 2005).
(12)	This amount represents Mr. Duncan’s 2006 target cash bonus payable under our Key Executive Incentive Plan, which amount will automatically become payable as a result of a Change in Control, as discussed above in the narrative portion of this section.
(13)	In addition to the acceleration of unvested stock options, as described in footnote (1) above, upon a Change in Control, Mr. Duncan is also entitled to receive his 2006 target annual equity incentive award under our Key Executive Incentive Plan. That award would be a stock option grant to purchase 16,000 shares of our common stock, and under this circumstance, would be fully vested at the time of grant. The exercise price of this award would be equal to the closing price of our common stock on the date of grant. Accordingly, the award would have no intrinsic value on the date of grant and would only thereafter become valuable in the event of future increases in the value of our common stock. The fair value of such an award, as determined using the same assumptions we use for financial reporting purposes and as set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 would be $74,240, which amount is intended to estimate, for financial accounting purposes, the anticipated economic value of the award. Because the amount actually realized with respect to any option grant will depend on the price of our stock on the date this award is exercised, the amount may or may not ultimately reflect the actual amount that could be realized with respect to this award.
(14)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Duncan under our Executive LTD Program in the event of his termination due to disability on December 31, 2006.

Michael M. Quick

Termination without Cause or Resignation due to an Adverse Change. Mr. Quick’s employment may be terminated by us at any time without “Cause” or he may resign due to an “Adverse Change,” each defined substantially as described above with respect to Messrs. Reuter, Hostetter and Duncan. Under either circumstance, Mr. Quick will be entitled to receive a lump sum payment in an amount equal to the greater of Mr. Quick’s current monthly salary rate (or, in the event of Mr. Quick’s resignation due to an “Adverse Change,” the rate of salary in effect prior to any reduction which caused the “Adverse Change”), times the greater of (A) the number of months otherwise remaining in the term of his employment agreement (Mr. Quick’s employment agreement contains an evergreen renewal provision that generally results in the remaining term of his employment agreement at any given time being at least 14 but not more than 26 months), or (B) 12 months.

Death, Disability or Retirement. In the event of Mr. Quick’s termination of employment due to death, disability or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of Mr. Quick’s termination of employment due to retirement, he may exercise his stock options any time during the full term of the option, regardless of employment status.

Non-Renewal. We may elect not to renew the term of Mr. Quick’s employment. In the event that we elect not to renew the term of Mr. Quick’s employment and, as a result, Mr. Quick elects to resign, then Mr. Quick may be required to continue to perform his duties under his employment agreement for a period of up to 3 months. Additionally, we may elect, at our discretion, to require Mr. Quick to remain reasonably available to us for advice and consultation, for up to an additional 9 months. In the event that we request Mr. Quick to remain available for advice and consultation, he will be entitled to all salary and benefits he would otherwise be entitled to receive for a commensurate period (reduced by any amounts he earns from other employment he receives from a new employer during that period). In the absence of our election of the advice and consultation period, Mr. Quick will not be entitled to any further salary or benefits by virtue of his resignation.

Resignation due to an Adverse Change Following a Change in Control. Mr. Quick may resign his employment with the Company within 12 months following a “Change in Control” (as described above with respect to Messrs. Reuter, Hostetter and Duncan) if, during such 12 month period, there occurs an “Adverse Change.” In such event, Mr. Quick will be entitled to receive the following:

•

a lump sum payment in an amount equal to the greater of Mr. Quick’s current monthly salary rate (or, in the event of Mr. Quick’s resignation due to an “Adverse Change,” the rate of salary in effect prior to any reduction which caused the “Adverse Change”), times the greater of (A) the number of months otherwise remaining in the term of Mr. Quick’s employment agreement, or (B) 12 months; and

•	a Parachute Gross-Up Payment under the same terms described above for Messrs. Reuter, Hostetter and Duncan.

Mr. Quick will be required to execute and deliver a general release and non-disparagement agreement as described above for Messrs. Reuter, Hostetter and Duncan. Additionally, Mr. Quick is subject to a non-competition covenant for a period of 1 year following termination of employment and non-solicitation covenant for a period of 2 years following termination of employment.

Assuming one of the following events occurred on December 31, 2006, Mr. Quick’s payments and benefits have an estimated value of:

	Severance/ Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program	Welfare Benefit Continu- ation		Value of Options Subject to Acceler- ation(1)	Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$24,146	(3)	—		—	—		—	—	—
Resignation (without Adverse Change)	—		24,146	(3)	—		—	—		—	—	—
Death	—		24,146	(3)	$553,200	(6)	—	—		$57,556	$24,461	—
Disability	—		24,146	(3)	—		—	—		57,556	24,461	—
Retirement	—		24,146	(3)	—		—	—		57,556	24,461	—
Non-Renewal	—	(4)	24,146	(3)	—		—	—	(5)	—	—	—
Without Cause or due to Adverse Change	$603,200	(7)	24,146	(3)	—		—	—		—	—	—
Without Cause or due to Adverse Change after a Change in Control	603,200	(7)	24,146	(3)	—		—	—		—	—	—
Change in Control (with or without termination)	—		—		—		—	—		57,556	24,461	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 17,520 shares of common stock, based on the difference between the exercise price of the options and $26.88, the closing price of our common stock on December 31, 2006. The actual value realized will vary depending on the date the option is exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 910 shares of common stock, based on $26.88, the closing price of our common stock on December 31, 2006.
(3)	This amount represents the present value of Mr. Quick’s accrued SERP benefit as of December 31, 2006.
(4)	Mr. Quick has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to require Mr. Quick to remain reasonably available to us to provide advice and consultation for a period not to exceed 9 months at a monthly cost equal to his monthly base salary of $25,133 (reduced by any amounts he earns from other employment during that month).
(5)	Mr. Quick has no entitlement to welfare benefit continuation under this circumstance, however, as described above, in the event we elect to require Mr. Quick to remain reasonably available to us to provide advice and consultation, Mr. Quick is entitled to continue to receive health, life, accidental death and dismemberment, and disability coverage for the advice and consultation period, at an estimated monthly cost to us of $915.
(6)	This amount represents the difference between (i) the death benefit payable to Mr. Quick under our Executive Life Insurance Program, such amount being $603,200, and (ii) the death benefit payable to Mr. Quick under the life insurance program generally available to all of our employees, such amount being $50,000.
(7)	This amount is equal to 24 months of Mr. Quick’s current monthly salary rate in effect prior to termination.

Bernard A. Francis, Jr.

Termination Without Cause. Mr. Francis’ employment with us may be terminated by us at any time without “Cause,” which is defined substantially as described above with respect to the other executive officers. In such event, Mr. Francis shall be entitled to the following payments and/or benefits:

•

a lump sum payment in an amount equal to Mr. Francis’ rate of “total compensation” (i.e., his base salary and annual bonus opportunity) in effect prior to any reduction which led to the termination, times the number of months otherwise remaining in the term of his employment agreement (Mr. Francis’ employment agreement contains an evergreen renewal provision that generally results in the remaining term of his employment agreement at any given time being at least 26 but not more than 38 months);

•	the pension benefits he would have accrued had he remained employed by us for the remainder of the term of his employment agreement; and

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for the remainder of the term of his employment agreement.

Resignation (With Non-Compete Payments). In the event that Mr. Francis resigns his employment with us and we elect to make non-compete payments to Mr. Francis, then we shall make monthly payments to Mr. Francis for a period not to exceed 12 months following the date of his termination, with each monthly payment equal to 1/12 of Mr. Francis’ base salary and bonus for the 12 month period immediately prior to the date of his termination; provided, however, that the non-compete payments shall be reduced by any payments of salary, bonus or similar payments received by Mr. Francis from any new employment that relates to the time periods for which the non-compete payments are made. We may elect to stop making non-compete payments to Mr. Francis at any time during the 12 month period.

Disability. If Mr. Francis becomes and continues to be permanently disabled, then Mr. Francis shall be entitled to:

•	payment of base salary for a period of not less than 6 months following the commencement of such permanent disability;

•

continued coverage and participation in our group term life insurance, disability insurance, accidental death and dismemberment insurance, and health insurance for a period of not less than 6 months following the commencement of such permanent disability; and

•	accelerated vesting of unvested stock options and restricted stock.

Death or Retirement. In the event of Mr. Francis’ termination of employment due to death or retirement, any unvested stock options or restricted stock shall immediately vest. In addition, in the event of Mr. Francis’ termination of employment due to retirement, he may exercise his stock options any time during the full term of the option, regardless of employment status.

Non-Renewal. We may elect not to renew the term of Mr. Francis’ employment. In the event that we elect not to renew the term of Mr. Francis’ employment and, as a result, Mr. Francis elects to resign, then Mr. Francis may be required to continue to perform his duties under his employment agreement for a period of up to 3 months. Additionally, we may elect, at our discretion, to require Mr. Francis to remain reasonably available to us for advice and consultation, for up to an additional 9 months. In the event that we request Mr. Francis to remain available for advice and consultation, he will be entitled to all salary, bonus and benefits he would otherwise be entitled to receive for a commensurate period (reduced by any amounts he earns from other employment during that period). In the absence of our election of the advice and consultation period, Mr. Francis will not be entitled to any further salary, bonus or benefits by virtue of his resignation.

Change in Control. Mr. Francis may elect to resign his employment with the company if, within the 12 month period following a Change in Control, there occurs an “Adverse Change” (defined substantially as described above with respect to the other executive officers) in his circumstances.

In the event Mr. Francis terminates his employment under such circumstances then Mr. Francis will be entitled to receive the same payments as described above in connection with a Termination without Cause. In addition, we may elect to bind Mr. Francis to a non-compete restriction by making payments to him, on the same basis as described under the heading “Resignation (With Non-Compete Payments)” for a period not to exceed the then remaining term of his employment agreement.

A Change in Control shall be deemed to have occurred upon the happening of any one or more of the following occurrences if, prior thereto, such occurrence has not received the approval of a majority of the disinterested members of the Board of Directors of Valley Forge Asset Management Corp. and/or our Board of Directors:

•	a liquidation, dissolution or sale of substantially all the assets of Valley Forge Asset Management Corp. and/or our assets;

•

any person becoming a beneficial owner of securities of Valley Forge Asset Management Corp. and/or our securities representing more than 20% of the common stock of Valley Forge Asset Management Corp. and/or our common stock or the combined voting power of Valley Forge Asset Management Corp.’s and/or our then outstanding securities;

•

at least a majority of the Board of Directors of Valley Forge Asset Management Corp. and/or our Board of Directors at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

•	Valley Forge Asset Management Corp. and/or we merge or consolidate with another corporation and is not the surviving corporation.

Non-Solicitation. Additionally, Mr. Francis is bound by a non-solicitation covenant for a period of 2 years following any termination of his employment.

Parachute Gross-Up Payment. Pursuant to the February 26, 2007 amendment to Mr. Francis’ employment agreement, Mr. Francis will be entitled to a Parachute Gross-Up Payment on the same terms described above for the other executive officers.

Assuming one of the following events occurred on December 31, 2006, Mr. Francis’ payments and benefits have an estimated value of:

	Severance/ Salary Continu- ation		Supple- mental Executive Retirement Plan Benefit		Payment under Executive Life Insurance Program		Payments under Executive LTD Program		Welfare Benefit Continu- ation		Value of Options Subject to Acceler- ation(1)	Value of Restricted Stock Subject to Acceler- ation(2)	Parachute Gross-up Payment
For Cause	—		$104,152	(3)	—		—		—		—	—	—
Resignation	—	(4)	104,152	(3)	—		—		—		—	—	—
Death	—		104,152	(3)	$750,000	(12)	—		—		$14,672	$9,166	—
Disability	$137,500		104,152	(3)	—		$502,524	(14)	$14,064	(5)	14,672	9,166	—
Retirement	—		104,152	(3)	—		—		—		14,672	9,166	—
Non-Renewal	—	(6)	104,152	(3)	—		—		—	(11)	—	—	—
Without Cause	1,710,000	(13)	196,232	(7)	—		—		84,388	(8)	—	—	—
Without Cause after a Change in Control	1,710,000	(13)	196,232	(7)	—		—		84,388	(8)	—	—	—	(10)
Due to Adverse Change after a Change in Control	1,710,000	(9)(13)	196,232	(7)	—		—		84,388	(8)	—	—	—	(10)
Change in Control (with or without termination)	—		—		—		—		—		14,672	9,166	—

(1)	This amount represents the value of unvested stock options to purchase an aggregate of 5,020 shares of common stock, based on the difference between the exercise price of the options and $26.88, the closing price of our common stock on December 31, 2006. The actual value realized will vary depending on the date the options are exercised.
(2)	This amount represents the value of unvested grants to receive an aggregate of 341 shares of common stock, based on $26.88, the closing price of our common stock on December 31, 2006.
(3)	This amount represents the present value of Mr. Francis’ accrued SERP benefit as of December 31, 2006.
(4)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to purchase a non-compete commitment from him for a period not to exceed 12 months at a cost equal to his monthly total compensation of $47,500 (reduced by any amounts he earns from other employment during that month).
(5)	This amount represents our portion of the premium payments for 6 months of health, life, accidental death and dismemberment, and disability coverage.
(6)	Mr. Francis has no entitlement to severance or salary continuation under this circumstance, but, as described above, we may elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation for a period not to exceed 9 months at a monthly cost equal to his total compensation of $47,500 (reduced by any amounts he earns from other employment during that month).
(7)	This amount represents the sum of (i) the present value of Mr. Francis’ accrued SERP benefit as of December 31, 2006 including three additional years of service, such amount being $157,910, plus (ii) the benefit Mr. Francis would have accrued under our Cash Balance Pension Plan if such accrual were allowed under the terms of that plan, such amount being $38,322.
(8)	This amount represents our portion of the premium payments for 36 months of health, life, accidental death and dismemberment, and disability coverage.
(9)	This amount represents $1,710,000 as a severance payment. In addition (and as described above), we may elect, in our discretion, to purchase a non-compete commitment from him at a monthly cost equal to his monthly total compensation of $47,500 (reduced by any amounts he earns from other employment during that month) for a period not to exceed 36 months.
(10)	This amount assumes that the fair market value of any non-compete commitment by Mr. Francis is at least equal to the sum of the payments made in exchange for that commitment under his employment agreement. This amount also gives effect to the February 26, 2007 amendment to Mr. Francis’ employment agreement, which provides that in the event the imposition of the excise tax under Section 4999 of the Code could be avoided by the reduction of payments due to Mr. Francis by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made.
(11)	Mr. Francis has no entitlement to welfare benefit continuation under this circumstance, however, as described above, in the event we elect to require Mr. Francis to remain reasonably available to us to provide advice and consultation, Mr. Francis is entitled to continue to receive health, life, accidental death and dismemberment, and disability coverage for the advice and consultation period, at an estimated monthly cost to us of $2,343.

(12)	This amount represents the term life insurance proceeds payable upon the death of Mr. Francis under the life insurance policy provided by Valley Forge Asset Management Corp.
(13)	This amount is equal to 3 times Mr. Francis’ rate of base salary and annual bonus opportunity in effect prior to termination.
(14)	This amount represents the actuarial present value of the benefits that would become payable to Mr. Francis under the supplemental long term disability policy provided by Valley Forge Asset Management Corp. in the event of his termination due to disability on December 31, 2006.

For All Named Executive Officers

Effect of Change in Control on Unvested Equity Awards. For each named executive officer, the occurrence of a Change In Control (as defined in the applicable equity plans) will cause the vesting of all otherwise unvested options and restricted stock to accelerate fully.

Death or Disability. In addition to the individual entitlements described above, upon death, Messrs. Reuter, Hostetter, Duncan and Quick would be entitled to benefits under our Executive Life Insurance Program. Mr. Francis would be entitled to benefits under a separate life insurance program provided to him by Valley Forge Asset Management Corp. Additionally, upon disability, each of Messrs. Reuter, Hostetter and Duncan would be entitled to benefits under our Supplemental LTD Program. Mr. Francis would be entitled to benefits under a separate disability program provided to him by Valley Forge Asset Management Corp. Each of these programs is discussed more fully above in the “Compensation Discussion and Analysis” section.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish Susquehanna with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of forms that we have received, and written representations from certain reporting persons that they were not required to file Form 5s relating to Susquehanna stock, we believe that in 2006, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934 relating to our officers, directors and principal shareholders were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies Regarding Related Person Transactions

We have adopted a written statement of policy (the “Policy”) with respect to Related Person Transactions, which is administered by our Audit Committee. Under the Policy, a “Related Person Transaction” is any transaction between Susquehanna or any of our subsidiaries and a Related Person not including any transactions available to all employees generally, transactions related solely to executive compensation (which requires approval of the Compensation Committee), transactions involving less than $5,000 when aggregated with all similar transactions, or transactions that have received pre-approval of the Audit Committee as described below. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning in excess of five percent (5%) of our stock or controlled affiliate of such shareholder, any immediate family member of any of our executive officers or directors, and any entity in which any of the foregoing has a substantial ownership interest or control.

Pursuant to the Policy, a Related Person Transaction may only be consummated or may only continue if:

•

the Audit Committee approves or ratifies such transaction in accordance with the Policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of our Board; and

•	the transaction, if it involves compensation, is also approved by our Compensation Committee.

Transactions with Related Persons, though not classified as Related Person Transactions by the Policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

Certain Types of Transactions Pre-Approved by the Audit Committee

We are a diversified financial institution that offers a variety of financial products to the public through our subsidiaries. Our Audit Committee has determined that offering such financial products to our Related Persons would be beneficial and has pre-approved the entrance by our subsidiaries into certain depository, loan, trust, lease broker/dealer and investment advisory, and insurance and risk management relationships with Related Persons; provided that: (i) the terms and conditions of any transaction must be substantially similar as those made available to the general public or any of our other employees; and (ii) the transaction is one that the subsidiary would typically enter into as part of its ordinary business.

In addition to the pre-approval of transactions involving financial products we provide as part of our business, our Audit Committee also pre-approved: (i) any compensation, work-related reimbursement or benefits paid or provided to any of our employees or any of their affiliates who is a Related Person that is within our normal pay scale and which complies with our policies and procedures applicable to such compensation and benefits; (ii) any economic relationship between any of our directors (including his or her affiliated interests) and us or one of our subsidiaries that meets the de minimus exception set forth in Section IV.B.2 of our Code of Ethics; (iii) any legal representation provided by a law firm of which a member of our or an affiliate’s board of directors is a member or partner, provided (a) the legal representation is provided in connection with matters arising in the ordinary course of our subsidiary’s business; (b) the fees charged to us or our subsidiary do not exceed any fees that such law firm would charge to other similarly situated clients with which no member or partner of such law firm is affiliated; and (c) without the prior approval of the Audit Committee, the total amount paid to such law firm by us or our subsidiaries does not exceed $199,000 (reduced to $120,000 for 2007) per annum (which amount may be changed by resolution of the Audit Committee from time to time), and (iv) any contributions made to any charitable organizations, provided such contributions (a) are made in accordance with our policies and procedures regarding the same; and (b) do not exceed $100,000 per annum (which amount may be changed by resolution of the Audit Committee from time to time).

Though the foregoing types of transactions have been pre-approved by our Audit Committee and therefore may be entered into without review as set forth in the Policy, all transactions entered into with Related Persons are subject to disclosure if required by the applicable securities laws, rules and regulations.

Related Person Transactions for 2006

In 2006, certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), entered into depository, trust, lease, broker/dealer and investment advisory, and insurance and risk management services with our subsidiaries. In accordance with our pre-approval policy described above, the terms and conditions of these transactions were substantially similar those made available to the general public or any of our other employees, and were the types of transactions that our subsidiaries typically enter into as part of their ordinary business.

Certain of our directors and executive officers, including certain members of their immediate families and companies in which they are principal owners (more than 10%), were also indebted to our banking subsidiaries. In accordance with our pre-approval policy, all of these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2006, these loans (in excess of $120,000) totaled approximately $17.8 million.

Additionally, the law firms in which directors Hall, Wiest, and Rose are principals received fees for legal services from our affiliates of $186,486, $78,788 and $5,425, respectively.

INDEPENDENT ACCOUNTANTS

We engaged PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the year ended December 31, 2006. We expect to engage PricewaterhouseCoopers LLP as our independent public accountants for the year 2007, subject to review and approval by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from our shareholders.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholder proposals for the 2008 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than December 29, 2007, to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Upon written request to our Corporate Secretary at the address set forth the top of page 1, we will furnish without charge to any shareholder whose proxy is solicited hereby a copy of our Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto. You may access electronic copies of our Annual Repot on the Internet by visiting our website at www.susquehanna.net, or by visiting the Securities and Exchange Commission’s home page on the Internet at www.sec.gov.

By Order of the Board of Directors,

Lisa M. Cavage
Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

April 27, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” the following director nominees:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors to the Class of 2010.

NOMINEES:

FOR ALL NOMINEES

Wayne E. Alter

James G. Apple

WITHHOLD AUTHORITY

John M. Denlinger

FOR ALL NOMINEES

Donald L. Hoffman

William B. Zimmerman

FOR ALL EXCEPT

(See instructions below)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders April 27, 2007—10:00 A.M. ET The Hershey Lodge and Convention Center – Great American Hall West Chocolate Avenue and University Drive, Hershey PA 17033 Directions:

Pennsylvania

From Philadelphia

Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

From Harrisburg International Airport

Follow signs for Route 283 West towards Harrisburg. Take exit for I-283 North to Harrisburg. Follow I-283 North to exit 3. Follow Route 322 East to Hershey. As you enter Hershey continue straight onto Route 422 East. At the traffic light at University Drive, turn right onto University Drive. Take the first right into the entrance to the HERSHEY Lodge.

New Jersey From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

PLEASE DETACH ADMISSION TICKET ALONG PERFORATED LINE

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

For the Annual Meeting of April 27, 2007

I (We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas R. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Great American Hall, West Chocolate Avenue and University Drive, Hershey, Pennsylvania Friday, April 27, 2007 at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy. For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is not specified, my shares will be voted FOR the nominees for directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SUSQUEHANNA BANCSHARES, INC.

April 27, 2007 - 10:00 A.M. ET

ADMISSION TICKET - Bring this ticket with you for admission to the meeting.

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the

envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

COMPANY NUMBER

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card

ACCOUNT NUMBER

available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day prior to the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote “FOR” the following director nominees:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors to the Class of 2010.

NOMINEES:

FOR ALL NOMINEES

Wayne E. Alter

James G. Apple

WITHHOLD AUTHORITY

John M. Denlinger

FOR ALL NOMINEES

Donald L. Hoffman

William B. Zimmerman

FOR ALL EXCEPT

(See instructions below)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS.

TO INCLUDE COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

FOR SHAREHOLDERS WHO HAVE ELECTED TO RECEIVE THE SUSQUEHANNA BANCSHARES, INC. PROXY STATEMENT AND ANNUAL

REPORT ELECTRONICALLY, YOU MAY NOW VIEW THE 2007 ANNUAL MEETING MATERIALS ON THE INTERNET BY POINTING YOUR BROWSER TO

HTTP://WWW.SNL.COM/IRWEBLINKX/DOCS.ASPX?IID=100457

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive proxy material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.